As filed with the Securities and Exchange Commission on March 4, 2004

                          Registration No. 333-105075


                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                Amendment No. 2

                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                            OGDEN GOLF CO. CORPORATION
         (Exact name of Small Business Issuer as specified in charter)

          Utah                           (3949)                       652870
(State or Other Jurisdiction        (Primary Standard           (I.R.S. Employer
    of Incorporation or          Industrial Classification       Identification
       Organization)                   Code Number)                  Number)

                             1781 Washington Blvd.
                                Ogden, UT 84401
                                (801) 627-4442
                              Fax (801) 627-0605
         (Address and telephone number of principal executive office)

                                 Paul Larsen
                            1781 Washington Blvd.
                               Ogden, UT 84401
                                (801) 627-4442

          (Name, address and telephone number of agent for service)
                               with copies to:

                           A.O. Headman, Jr., Esq.
                           Cohne, Rappaport & Segal
                        525 East 100 South Fifth Floor
                                (801) 532-2666
                          Salt Lake City, Utah 84102

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

                                            Propose    Proposed
                                            Maximum    Maximum
Title of Each                   Amount      Offering   Aggregate   Amount of
Class of Securities             Being       Price Per  Offering    Registration
Being Registered                Registered  Unit       Price       Fee
------------------------------  ----------  ---------  ----------  ------------
Common Stock, no par value (1)     400,000  $     .50  $  200,000  $      66.67
------------------------------  ----------  ---------  ----------  ------------
Common Stock, no par value (2)   1,238,500  $     .50  $  618,250  $     206.09
------------------------------  ----------  ---------  ----------  ------------
Common Stock, no par value (3)     950,000  $     .50  $  475,000  $     158.33
==============================  ==========  =========  ==========  ============
Total                            2,588,500             $1,293,250  $     431.09



(1) Represents the shares offered by Ogden Golf Co. Corporation pursuant to this Registration Statement. The gross offering proceeds are estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2) These shares are registered on behalf of selling shareholders and the offering price and gross offering proceeds are estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(3) Represents shares issuable upon the conversion into common stock of outstanding shares of Series A Preferred Stock issued by Ogden Golf Co. Corporation. These shares are registered on behalf of selling shareholders and the offering price and gross offering proceeds are estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              TABLE OF CONTENTS
                                                                            Page
Prospectus Summary........................................................... 2
Risk Factors................................................................. 5
Use of Proceeds..............................................................10
Dilution and Comparative Information.........................................11
Market for Common Stock and Dividend Policy..................................13
Management Discussion and Analysis...........................................14
Business of Ogden Golf Co. Corporation.......................................18
Management...................................................................27
Management Compensation......................................................28
Principal Stockholders.......................................................30
Description of Securities....................................................30
Plan of Distribution.........................................................34
Selling Shareholders.........................................................39
Certain Transactions.........................................................41
Legal Proceedings............................................................42
Shares Eligible for Future Sale..............................................42
Experts......................................................................43
Legal Matters................................................................44
Disclosure of Commission Position on Indemnification for Securities Act
  Liabilities................................................................44
Where You Can Find More Information..........................................45
Financial Statements........................................................F-1

                 SUBJECT TO COMPLETION, DATED  MARCH 4, 2004
                            PRELIMINARY PROSPECTUS

                       Up to 400,000 Shares Offered by

                          OGDEN GOLF CO. CORPORATION
                                      and
               2,188,500 Shares offered by Selling Shareholders


This is our initial public offering. We are offering, on a "best efforts" basis, a minimum of 300,000 shares and a maximum of 400,000 shares of our common stock during the offering period which ends not later than _____ (which may be extended for 30 days). We are also registering for our selling shareholders a total of 2,188,500 shares of common stock, including shares which may be issued upon the conversion of our Series A preferred stock into common stock. We will not receive any of the proceeds from the sale of our common stock by selling shareholders. The concurrent offering of 2,188,500 shares of our common stock by the selling shareholders is separate from our offering of up to 400,000 shares. Our common stock is not listed on any national securities exchange or the NASDAQ stock market. There is presently no market for our securities. The selling shareholders will sell their shares at $.50 per share until our securities are listed on the OTC Bulletin Board or other specified market and thereafter at prevailing market prices or at privately negotiated prices. Those selling shareholders that are officers, directors or 10% or greater shareholders are deemed to be affiliates of the Company and will, during this offering, offer the shares at $.50 per share. These affiliates may be deemed to be "underwriters" under the rules and regulations of the Securities and Exchange Commission.


WE URGE YOU TO READ CAREFULLY THE "RISK FACTORS" SECTION BEGINNING ON PAGE 7 WHERE WE DESCRIBE SPECIFIC RISKS ASSOCIATED WITH AN INVESTMENT IN OGDEN GOLF, AND THESE SECURITIES BEFORE YOU MAKE YOUR INVESTMENT DECISION.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


THESE SHARES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAVE THESE ORGANIZATIONS DETERMINED WHETHER THIS PROSPECTUS IS COMPLETE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Price to      Underwriting        Proceeds
                                  Public       Commission (1)      to Company
--------------------------------------------------------------------------------
Per Share                         $.50          $.055               $.445
Total Minimum 300,000 Shares(2)   $150,000      $16,500             $133,500
Total Maximum 400,000 Shares      $200,000      $22,000             $178,000

                                 Underwriter:
                             ACAP Financial, Inc.


(1) In addition, we will issue to ACAP for the sum of $100, Warrants to purchase shares of the our common stock, representing one share for every ten shares sold in the offering. The warrants will be exercisable at $.83 per share. (See "Plan of Distribution.")

(2) The entire amount of the proceeds received under this offering will be promptly deposited (by noon of the next business day after receipt) in an escrow account with Irwin Union Bank, Salt Lake City, Utah The minimum escrow amount of $150,000 must be deposited into escrow within 120 days (which may be extended for thirty days) from the effective date of this prospectus. If the minimum amount is not reached during the offering period, all proceeds received will be promptly refunded to purchasers without any deduction for commissions or other expenses and without interest thereon.


             THE DATE OF THIS PROSPECTUS IS ______________, 2004

                              PROSPECTUS SUMMARY

This section summarizes what we believe are the material aspects of our offering. We encourage you to read this Prospectus in its entirety before making an investment decision. References in this Prospectus to "Ogden Golf," "we," "us," and "our" refer to Ogden Golf Co. Corporation . In some cases a reference to we or us will include Ogden Discount Golf, our wholly-owned subsidiary. Our Business

     We own and operate a retail golf equipment store in Ogden, Utah. We are a retailer of brand-name golf clubs, golf bags, apparel, golf balls and accessories. We intend to expand our operations by increasing our local advertising and by initiating advertising through the development and operation of a web site advertising our products. If we are successful, of which there can be no assurance, we may attempt to commence efforts to sell our products on an online basis as well as in our retail store. Our operations are conducted by our wholly-owned subsidiary, Ogden Discount Golf, Inc.

     We have operated at a loss since our inception and there can be no assurance that we will operated at a profit in the future. Because we have operated at loss, we have relied upon private placements of common stock and preferred stock to fund our operations since our inception. And must continue to rely on equity and debt investments until we operate profitably, if ever.

Corporate Background

     We were incorporated on May 10, 2000. We were formed to acquire the assets and business operations of an existing retail golf shop which was owned by persons not affiliated with us or our management. The business we purchased had been in operation for several years prior to the time we purchased it.

     In January 2003, we formed Ogden Discount Golf, Inc. as our wholly-owned subsidiary. We intend to assign all of our retail golf operations, and related assets and liabilities to our subsidiary leaving us, for the time being, as a holding company.

     Since our inception, in May 2000, through December 31, 2003, we have incurred a cumulative loss of $242,988.

Offices

     Our retail store and our executive offices are at 1781 Washington Boulevard, Ogden, UT 84401, and our telephone number is (801) 627-4442.

The Offering of Shares by Ogden Golf

     This prospectus relates to an offering by us of up to 400,000 shares of common stock at $.50 per share. We are offering, on a "best efforts" basis, 300,000 shares minimum and 400,000 shares maximum during the offering period. All funds will be held in escrow in an account with Irwin Union Bank until at least 300,0000 shares are sold. If 300,000 shares are sold within the offering period, there will be initial closing of the sale of shares under this prospectus and the funds will be delivered to us by the escrow agent. If the initial closing does not occur by 120 days from the effective date of this registration statement, we may extend the initial offering date for an additional thirty days. If we do not sell at least 300,000 shares within the offering period, all funds placed in the escrow account will be promptly returned to investors, without interest or deduction. Subscribers will have no right to the return of their funds during the term of the escrow. Following the initial closing of the sale of the minimum number of shares, we may continue to offer the remaining shares on the same terms as set forth in this prospectus for an additional 30 days from the date of the initial closing.


     We have entered into an underwriting agreement with ACAP Financial, Inc. which will use its best efforts to sell the 400,000 shares we are offering. We have agreed to pay ACAP Financial an underwriting commission of 11% if the minimum offering is reached. If the minimum offering is reached we will, we will also pay ACAP an accountable expense allowance of 1% of the gross offering proceeds. If the minimum offering is reached, we will also issue ACAP Financial a warrant to purchase one share of our common stock for each ten shares sold in the offering (40,000 shares if the maximum offering is reached and 30,000 if only the minimum offering is reached), at the price of $.83 per share.

Selling Shareholders

     This prospectus also relates to the possible resale by the selling shareholder of up to 2,188,500 shares of our common stock, including 950,000 shares which will be issued if our outstanding shares of Series A preferred stock are converted into common stock. The selling shareholders are not required to sell their shares and any sales of our common stock by the selling shareholders are entirely at the discretion of the selling shareholders. Non-affiliate selling shareholders will sell their shares at $.50 per share until our securities are listed on the OTC Bulletin Board or other specified market and thereafter at prevailing market prices or at privately negotiated prices, and they may pay broker commissions in connection with such transactions. Those selling shareholders that are officers, directors or 10% or greater shareholders are deemed to be affiliates of the Company and will, during this offering, offer the shares at $.50 per share. These affiliates may be deemed to be "underwriters" under the rules and regulations of the Securities and Exchange Commission. We will not receive any of the proceeds of sale of our common stock by the selling shareholders. We will not pay any broker commissions in connection with sale of our common stock by selling shareholders.


Common Stock

      Common stock outstanding                        1,238,500 shares

      Common stock issuable upon conversion of
            Series A Preferred Stock                    950,000 shares
      Common stock offered by Ogden Golf                400,000 shares
      Common stock Offered by Selling Stockholders    2,188,500 shares *

*Includes all shares of common stock outstanding and 950,000 shares of common stock issuable upon the conversion of our Series A Preferred Stock into common stock.

Use of Proceeds

     We will have net offering proceeds of approximately $151,000, if all 400,000 shares are sold and $107,000, if only 300,000 shares are sold. We intend to use the net offering proceeds to (1) fund our current operating losses; (2) increase our inventory; (3) increase print and radio advertising; (4) develop a web site; and (5) increase our working capital. We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders. (See "Use of Proceeds.")

                         SUMMARY FINANCIAL INFORMATION

     The following table shows selected summarized financial data for Ogden Golf at the dates and for the periods indicated. The data should be read in conjunction with the financial statements and notes included in this Prospectus beginning on page F-1.

Statement of Operations Data:

                                                                      Six Months
                                              Year Ended  Year Ended    Ended
                                               6/30/03      6/30/02    12/31/03
                                              ----------  ----------  ----------

Sales  .  .  .  .  . . . . . . . . . . . . .  $  86,672   $ 108,095   $  37,377
Gross Profit . . . . . . . . . . . . . . . .     22,221      28,681      12,332
Expenses . . . . . . . . . . . . . . . . . .     89,988      78,107      28,909
Net (Loss) . . . . . . . . . . . . . . . . .    (80,113)    (63,143)    (21,190)
Basic (Loss) per Share . . . . . . . . . . .       (.07)      (0.06)      (0.02)

                                              Actual as   Actual as   Actual as
                                              of 6/30/03  of 6/30/02 of 12/31/03
                                              ----------  ----------  ----------
Balance Sheet Date:
Total Current Assets . . . . . . . . . . . . $   38,032   $  58,268   $  27,970
Total Assets . . . . . . . . . . . . . . . .    154,515     177,868     142,949
Total Current Liabilities  . . . . . . . . .     79,102      54,439      93,959
Total Long Term Liabilities  . . . . . . . .    106,241     118,044     101,008
Working Capital  . . . . . . . . . . . . . .    (41,070)      3,829     (65,989)
Shareholders' Equity (Deficit) . . . . . . .    (30,828)      5,385     (52,018)

                                 RISK FACTORS

The shares offered in this prospectus are speculative and involve a high degree of risk. If you purchase shares you may lose your entire investment. Prior to making an investment decision, you should carefully consider all of the information contained in this prospectus, including the following risk factors.

Risks Related to the Business


     Our Recurring Operating Losses, Working Capital Deficit And Negative Cash Flow From Operations Cause Substantial Doubt About Our Ability To Continue Our Business. We have incurred significant operating losses since our inception. At December 31, 2003, our accumulated deficit was more than $242,988. There can be no assurance that we will ever operate at a profit. We expect to continue experiencing losses through at least the end of the year 2003. Because we expect to continue to incur significant sales and marketing and administrative expenses, we will need to generate significant revenues to become profitable and sustain profitability on a quarterly or annual basis. We may not achieve or sustain our revenue or profit goals. To the extent that increases in operating expenses are not matched by increased revenue, our business, operating results and financial condition will be harmed. Our auditor's report dated December 16, 2003 on our financial statements for the year ended June 30, 2003 included a going concern qualification which stated that there was substantial doubt as to our ability to continue as a going concern. Although we raised additional capital subsequent to December 31, 2003 from debt transactions, we continue to be undercapitalized because of our continued losses from operations.

     We Will Likely Need Additional Financing in Order to Fully Implement Our Business Plan, the Failure to Obtain Additional Financing will require us to Curtail or Terminate Our Operations.. To date, we have had insufficient revenues to satisfy our ongoing expenses of operation and we have funded our operations, primarily by the sale of our securities in private transactions. Due to our history of losses, we cannot assure you that we will ever be profitable. If we do not become profitable or obtain additional financing, we will be unable to continue our current operations. We cannot assure you we will have adequate capital to implement our business plan and to maintain our current level of operation. We currently have no commitments or understandings with any third parties to obtain any additional financing. We cannot assure you that we will be able to obtain any additional financing in the amounts or at the times we may require the financing, or if we do obtain any financing that it would be on acceptable terms. Our failure to obtain sufficient additional financing could result in the delay or abandonment of some or all of our operations, which could result in a total loss of your investment.


     If the Popularity of Golf Decreases, Our Revenues Will Likely Decrease and Our Ability to Growth Will be Impaired. We generate substantially all of our revenues from the sale of golf-related equipment and accessories. If the demand for golf equipment decreases, our revenues will likely decrease and we may never operate profitably. If this happens, you may lose your entire investment in the Company. The demand for our golf products is directly related to the popularity of golf, the number of golf participants and the number of rounds of golf being played by these participants. If golf participation decreases, sales of our products would likely decrease. If products sales decrease, our revenues will decrease, and it can be expected that our operating losses will increase.

     The popularity of golf organizations, such as the Professional Golfers Association, also affects the sales of our golf equipment and golf-related apparel. We depend on the exposure of our brands to increase brand recognition and reinforce the quality of our products. Any significant reduction in television coverage of PGA or other golf tournaments, or any other significant decreases in either attendance at golf tournaments or viewership of golf tournaments, will reduce the visibility of our products which could result in lower our sales.

     We do not believe there has been any material increase in golf participation or the number of golf rounds played during the last three years. We believe that since 1997, the overall worldwide premium golf club market has experienced little growth in dollar volume from year to year. We cannot assure you that the overall dollar volume of the worldwide market for golf-related products will grow, or that it will not decline, in the future. A decline in the golf industry will likely result in a further decrease in our revenues.

     A Reduction in Discretionary Consumer Spending Could Reduce Sales of Our Products. Our products are recreational in nature and are, therefore, discretionary purchases for consumers. Consumers are generally more willing to make discretionary purchases of golf products during favorable economic conditions. Discretionary spending is affected by many factors, including, among others, general business conditions, interest rates, the availability of consumer credit, taxation, and consumer confidence in future economic conditions. Our customers' purchases of discretionary items, including our products, could decline during periods when disposable income is lower, or periods of actual or perceived unfavorable economic conditions. Any significant decline in these general economic conditions or uncertainties regarding future economic prospects that adversely affect discretionary consumer spending could lead to reduced sales of our products. In addition, our sales could be adversely affected by a downturn in the economic conditions in the markets in which our retail business operates. The general slowdown in the United States economy and the uncertain economic outlook have adversely affected consumer spending habits, which has adversely affected our net revenues. A prolonged economic downturn could have a material adverse effect on our business, financial condition, and results of operations.

     We Have Limited Revenues and Cannot Predict When and If Revenues Will Increase. If Revenues Do Not Increase, We May Not be Able to Continue Our Operations. For the year ended June 30, 2002, we had total revenues of $108,095 and a loss of $63,043. For the year ended June 30, 2003 we had total revenues of $86,672 and a loss of $80,213. For the six months ended December 31, 2003 we had total revenues of $37,377 and a loss of $21,190. Despite efforts we may take to increase sales at our retail store and to develop a website to market our products, there can be no assurance that our revenues will significantly increase or that we will operate at a profit. If we cannot commence profitable operations we may ultimately have to terminate operations which could result in a total loss to you.

     We Do Not Know If Our Internet Website Will Be Effective in Marketing Our Merchandise and Services. If the Website is not Effective in Helping us to Increase our Revenues, We May Not be Able to Continue our Operations. We are proposing to develop an internet website which will be able to showcase our golf merchandise and golf club repair services; however, potential customers will not be able to make purchases via the website due to cost constraints, at least initially. Actual purchases will have to be made via telephone or e-mail ordering. Other companies with substantially greater financial resources, experience, and technical and marketing personnel may offer similar products through fully developed e-commerce websites. We believe that we can achieve and maintain a competitive advantage by providing good prices and personalized services, but may still be at a disadvantage in making the internet marketing of our products competitive. If we are unable to develop an effective website, or if our website does not significantly increase revenues, we will likely continue to operate at a loss, which could result in a total loss of your investment. See "Description of Business."

     Our Sales and Profits May Be Adversely Affected If We and Our Suppliers Fail to Successfully Develop and Introduce New Products. Our future success will depend, in part, upon our and our suppliers' continued ability to develop and introduce innovative products in the golf equipment market. The success of new products depends, in part, upon the various subjective preferences of golfers, including a golf club's look and "feel," and the level of acceptance that a golf club has among professional and recreational golfers. The subjective preferences of golf club purchasers are difficult to predict and may be subject to rapid and unanticipated changes. If we or our suppliers fail to successfully develop and introduce innovative products on a timely basis, then our sales and profits may suffer.

     In addition, if we or our suppliers introduce new golf clubs too rapidly, it could result in close-outs of existing inventories. Close-outs can result in reduced margins on the sale of older products, as well as reduced sales of new products given the availability of older products at lower prices. These reduced margins and sales may result in a reduction in our revenues and an increase of our losses.

     Our Sales and Profitability May Be Adversely Affected If New Competitors Enter the Golf Products Industry. Increased competition in our markets due to the entry of new competitors, including companies which currently supply us with products that we sell, could reduce our net revenues. Our competitors currently include other specialty retailers, mass merchandise retailers, conventional sporting goods retailers, on-course pro shops, and online retailers of golf equipment. These businesses compete with us in one or more product categories. In addition, traditional and specialty golf retailers are expanding more aggressively in marketing brand-name golf equipment, thereby competing directly with us for products, customers and locations. Some of these potential competitors have been in business longer than us and/or have greater financial or marketing resources than we do and may be able to devote greater resources to sourcing, promoting and selling their products. As a result of this competition, we may experience lower sales or greater operating costs, such as marketing costs, which would likely increase our operating losses.

     If We Do Not Accurately Predict Our Sales During Our Peak Seasons and They Are Lower than We Expect, Our Profitability May Be Materially Adversely

Affected. Our business is highly seasonal. Our sales during our second fiscal quarter of each year, which includes the Father's Day selling season, and the Christmas holiday selling season have historically contributed a disproportionate percentage of our net revenues and most of our net income for the entire year. We make decisions regarding merchandise well in advance of the season in which it will be sold, particularly for the Father's Day and Christmas holiday selling seasons. We incur significant additional expenses leading up to and during our second fiscal quarter and the month of December in anticipation of higher sales in those periods, including acquiring additional inventory, preparing and mailing our catalogs, advertising, creating in-store promotions and hiring additional employees. If our sales during our peak seasons are lower than we expect for any reason, we may not be able to adjust our expenses in a timely fashion. As a result, our margins may be significantly effected, our revenues may decrease, our losses may decrease and you may lose your entire investment.

     Our daily operations are managed by Paul Larsen, our only full-time employee. The loss of his services could result in a void in dealing with suppliers, customers and others while a new manager is trained. Such an event could result in reduced resources and greater operating losses. Our future success depends, in large part, on the continued service of Paul Larsen. We do not maintain key-person insurance on Mr. Larsen or on any of our officers or managers. Any loss or interruption of the services of Mr. Larsen could significantly reduce our ability to effectively manage our operations and implement our growth strategy because we cannot assure you that we would be able to find appropriate replacements for our key executives and managers should the need arise. Paul Larsen is the only member of our management team that is employed by the Company on a full-time basis.

     If We Do Not Anticipate and Respond to the Changing Preferences of Our Customers, Our Revenues Could Significantly Decline and We Could Be Required to Take Significant Markdowns in Inventory. Our success depends, in large part, on our ability to identify and anticipate the changing preferences of our customers and stock our store with a wide selection of quality merchandise that appeals to their preferences. Our customers' preferences for merchandise and particular brands may vary significantly over time. We cannot guarantee that we will accurately identify or anticipate the changing preferences of our customers or stock our store with merchandise that appeals to them. If we do not accurately identify and anticipate our customers' preferences, we may lose sales or we may overstock merchandise, which may require us to take significant markdowns on our inventory. In either case, our revenues could significantly decline and our business and financial results may suffer.

     If We Do Not Increase Public Awareness of Our Retail Store, We Will Likely Continue to Operate at a Loss Which Could Result in the Termination of Our Operations. We are a small, one store operation. We need to increase our name recognition in our market area. We need to increase our customer base. We intend to use the proceeds of this offering to increase advertising in both traditional forms and over the internet. Our marketing and advertising efforts are likely to be expensive and may fail. If we fail to develop sufficient name recognition and attract new customers we will not be successful and may be required to terminate our operations.

     Our Management Lacks Experience in the Golf Industry and this Lack of Experience May Prevent us from Increasing our Revenues and Operating at a Profit

Resulting in the Termination of Our Operations.. Paul Larsen has operated Ogden Golf since 2000. Prior to that time he had no experience operating a retail venture or a business involved in the golf industry. None of our other officers and directors has experience in the golf business. This lack of experience could hurt our chances of success in building our business, increase our revenues and building a profitable company.

Risks Relate to the Offering

     There Is No Market for Our Common Stock and You May be Unable to Sell Your Shares. There is no trading market for our common stock and it is not anticipated that a trading market will develop in the foreseeable future. If no market develops, it may be difficult or impossible for you to resell your shares if you should desire to do so. Even if you are able to sell your shares, we cannot assure you that you will be able to resell your shares at the purchase price paid or at any price.

     The Selling Shareholders Will be Entitled to Sell Their Shares During the Offering Period, and this Could Hurt Our Efforts to Sale the 400,000 Shares we are Offering Through ACAP. The Selling Shareholders may resale their shares during this offering period when we are trying to sale up to 400,000 of our shares through ACAP. If we are unable to raise additional capital through the sale of our shares we may not be able to continue with our operations.

     The Book Value of Your Investment Will Be Much Lower than the Share Price. Persons purchasing shares in this offering will suffer a substantial and immediate dilution to the net tangible book value of our common stock below the offering price. The book value of our shares at June 30, 2002 was approximately $.00485 per share. The book value of our common stock at March 31, 2003 was a negative $.003 per share, assuming all shares of Series A preferred stock are converted into shares of common stock. After sales of the minimum 300,000 shares and assuming all shares of Series A. Preferred Stock are converted to common stock, the book value per share will be approximately $.0410, or a dilution to subscribers of approximately $.459 per share. After sales of the maximum 400,000 shares, the book value per share will be approximately $.056 or a dilution to subscribers of approximately $.44 per share. (See "Dilution.")

     You Cannot Withdraw Your Funds Once Invested and You Will Not Receive a Refund Unless We Fail to Sell the Minimum Offering Amount of $150,000 After the Full Offering Period of Up to 150 Days From the Effective Date of the Prospectus. Investors do not have the right to withdraw invested funds. Subscription payments will be released from the escrow account to us, only if the minimum number of Shares is sold, or for the purpose of refunding subscription payments to the subscribers, if the minimum number of shares is not sold. Therefore, once you have invested, you will not have the use or right to return of such funds during the escrow period, which may last as long as 150 days from the effective date of this Prospectus.

     Our Management Has Broad Discretion in the Application of the Net Proceeds from this Offering, and You Must Rely on Management to Make Decisions Which will Allow us to Increase Our Revenues and Operate Profitability. If Management's Decisions relating to the Use of the Offering Proceeds to Do Not Increase Revenues, We will Continue to Operate at a Loss and May be Forced to Terminate our Operations. Our management presently intends to utilize a substantial portion of the net proceeds of this offering for the specific purposes set forth in "Use of Proceeds." However, we have broad discretion with respect to redirecting the application and allocation of the net proceeds of this offering in light of changes in circumstances and the availability of certain business opportunities. As a result, any return on investment to investors will be substantially dependent upon the discretion and judgment of our management with respect to the application and allocation of the net proceeds of the offering. (See "Use of Proceeds.").


     The Sale of Shares By Our Shareholders Could Hurt Our Trading Market if a Trading Market Ever Develops. We have never had a public market for our common stock. It is our intent to attempt to have a market developed in the future. The registration statement of which this prospectus is a part, registers all of our issued and outstanding shares. Because all of our outstanding shares are currently available for sale if a market existed, we anticipate that when and if a market develops in the future, many shareholders will desire to liquidate their shares. In such event, we anticipate that our stock price may be hurt by future sales of our shares or the perception that such sales may occur.


     Conversion of Preferred Stock Increases Dilution in Both Percentage Ownership and Book Value. In the fourth quarter of 2002 and the first quarter of 2003, we sold 95,000 shares of our Series A Preferred Stock for a total of $19,000. Each share of Series A preferred stock is convertible into 10 shares of our common stock if certain financial conditions are met. If the minimum number of shares offered pursuant to this prospectus is sold, the Series A preferred stock will be convertible. Accordingly, if the Series A preferred stock is converted into common stock, a total of 950,000 shares of common stock will be issued to the Series A preferred stockholders. This amounts to a purchase price of $.02 per share. This will result in dilution to all other common stockholders in both percentage ownership of the Company and per-share net tangible book value.

                                USE OF PROCEEDS

     Our net proceeds from this offering, after deducting the 11% sales commission and offering expenses estimated to range from approximately $26,500 to $27,000 will be from $107,000 to $151,000 depending upon the number of shares sold. The offering is being made on a best-efforts basis, and we do not know how many shares will be sold in the offering. The primary purposes of this offering are to obtain additional capital, create a public market for the common stock, and facilitate future access to public markets. In general, we intend to use the net proceeds from this offering to provide us with working capital and to fund marketing efforts including the development of a website. We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Shareholders pursuant to this Prospectus. The table below represents our best estimate of the allocation of the net proceeds, including the priorities for the use of the proceeds in descending order, based upon our current business plan.

                                      Minimum        %       Maximum        %
                                      --------     -----     --------     -----
Gross Proceeds of Public Offering     $150,000      100      $200,000      100
     Less:
      Underwriting Commissions (1)      16,500     11.00       22,000     11.00
      Other Costs of Issuance (2)       26,500     17.66       27,000     13.50
                                      --------     -----     --------     -----

Net Proceeds to Company                107,000     71.33      151,000     75.50
                                      --------     -----     --------     -----
Internet Website Development            15,000     10.00       35,000     17.50
Marketing and Sales Development         30,000     20.00       50,000     25.00
Funding of Operating Losses             40,000     26.77       40,000     20.00
Working Capital (3)                     22,000     14.70       26,000     13.00
                                      --------     -----     --------     -----

TOTAL USE OF NET PROCEEDS             $107,000     71.33     $151,000     75.50

     (1). Subject to the sale of at least 300,000 shares, the underwriter will be paid an underwriter's commission of 11% of the gross offering proceeds. (See "Plan of Distribution.")

     (2). Including a 1% non-accountable expense allowance paid to the underwriter and attorney's fees, accountant's fees, registration and filing fees, costs of printing this Prospectus and stock certificates, and registration and issuance of stock to public investors and other miscellaneous items.

     (3). We anticipate that working capital will be used to acquire inventory, to pay professional fees and, to comply with reporting requirements of the Securities Exchange Act of 1934.

     The amounts set forth merely indicate the general application of net proceeds of the offering. Actual expenditures relating to the development of our internet website may differ from the estimates depending on change orders and/or increased time charges from third parties. We recognize that such proceeds may be insufficient to enable us to fully exploit our business plan and objectives and we may have to seek additional financing through loans, the sale of additional securities, or other financing arrangements. No such arrangements exist or are contemplated, and there can be no assurance that they may be available in the future should the need arise. All funds not being utilized by us for our proposed business will be held in interest-bearing accounts, short-term interest-bearing certificates of deposit, treasury bills, or other high grade short-term securities. Those funds received by us, other than from the offering, will be utilized for the purpose of paying any additional costs of this offering and funding our business operations.

                     DILUTION AND COMPARATIVE INFORMATION

     Dilution is a reduction in the value of a purchaser's investment measured by the difference between the purchase price of the shares purchased and the net tangible book value of the shares after the purchase takes place. The book value of a share is equal to shareholder's equity, as shown on the balance sheet, divided by the number of shares outstanding. We currently have 1,238,500 shares of common stock issued and outstanding. We also have 95,000 shares of preferred stock issued and outstanding which are convertible into 950,000 shares of our common stock. For purposes of calculating dilution, we have assumed that all shares of Series A Preferred Stock have been converted into common stock. Therefore, we have assumed that 2,188,500 shares of common stock are outstanding prior to the issuance of shares in this offering.

     The unaudited book value of the Company, as of December 31, 2003 was a negative $52,018 or approximately a negative $.024 per share assuming the Series A Preferred Stock is converted into common stock. The following table sets forth the dilution to persons purchasing common stock in this offering without taking into account any changes in the net tangible book value after December 31, 2003, the sale of the minimum and maximum shares of common stock offered at the public offering price and the receipt of a minimum $150,000 and a maximum $200,000 gross proceeds from the offering. The net tangible book value per share is determined by subtracting our total liabilities from our tangible assets and then dividing the remainder by the total number of shares of our stock outstanding.

                                                  Minimum               Maximum
                                                  Shares                Shares
                                                  Sold                  Sold
                                                  -------               -------
Public offering price per share                   $0.50                 $0.50

      Net tangible book value per share
        before this offering                     ($0.024)              ($0.024)

Increase per share attributable to
 new investors                                    $0.0046               $0.062

Adjusted net tangible book value per
 share after this offering                        $0.022                $0.038

Dilution per share to new investors               $0.478                $0.462

Percentage dilution                                 95%                   92%


Comparative Value

     The following tables summarize the number of shares to be purchased from Ogden Golf as a part of this offering, the number of shares purchased as a percentage of our total outstanding shares, the aggregate consideration for such shares, the aggregate consideration as a percentage of total consideration, and the average consideration paid per share for such shares by all existing shareholders and the investors in this offering.


                    Assuming the Sale of All Shares Offered

                                              %        Aggregate          Average
                                 Shares    Of Total  Consideration        Price Per
                                Purchased   Shares       Paid         %     Share
                                ---------  --------  -------------  ----  ---------
   Present Shareholders         1,238,500     48%    $     162,545   42%  $     .13

   Preferred Stock Holders *      950,000     37%    $      19,000    5%  $     .02

   Investors in  this Offering    400,000     16%    $     200,000   53%  $     .50
                                ---------  --------  -------------  ----  ---------

            TOTALS              2,588,500    100%    $     381,545  100%
                                =========  ========  =============  ====

                       Assuming 300,000 Shares are Sold

                                              %        Aggregate          Average
                                 Shares    Of Total  Consideration        Price Per
                                Purchased   Shares       Paid         %     Share
                                ---------  --------  -------------  ----  ---------
   Present Shareholders         1,238,500     48%    $     162,545   49%  $     .13

   Preferred Stock Holders *      950,000     39%    $      19,000    6%  $     .02

   Investors in this Offering     300,000     13%    $     150,000   45%  $     .50
                                ---------  --------  -------------  ----  ---------

            TOTALS              2,488,500    100%    $     331,545  100%
                                =========  ========  =============  ====

o Assumes all Series A Preferred shares are converted into common shares at the rate of 10 shares of common stock for each preferred share.

              MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Market

     Currently, there is no market for our common stock. Subject to compliance with applicable listing standards, we plan to attempt to qualify for listing on the OTC Bulletin Board.

Holders

     As of February 13, 2004, there were 1,238,500 shares of common stock outstanding and approximately 36 stockholders of record. As of February 13, 2004, there were 95,000 shares of our Series A Preferred Stock owned by three preferred stockholders.

Dividends

     We have not paid any cash dividends since our inception and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of our business. Furthermore, we anticipate that we will operate at a loss during the next year, in which case, we would not declare a dividend on our common stock.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS


     The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes, and the other financial information included in this prospectus. This discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of specified factors, including those set forth in the risk factors section of this prospectus and elsewhere in this prospectus.

Results and Comparison for Fiscal Years

     Fiscal year ended June 30, 2003 resulted in a net loss of $80,213 compared to a net loss of $63,143 for the fiscal year ended June 30, 2002. The Basic and Diluted Loss per Share for fiscal year 2003 was $0.07, compared to a per-share loss of $.06 for fiscal year 2001. This increase in the loss per share of $0.01 primarily results from (1) an increase in general and administrative expenses;
(2) a decrease in revenues, (3) a decrease in cost of goods sold; and (4) a decrease in interest expense. Details of changes in revenues and expenses can be found below.

Revenues

     For the fiscal year ended June 30, 2003, we had total revenues of $86,672 down $21,223 or 19.82% from revenues of $108,095 for fiscal year 2002. We believe that revenues were down as a result of greater competition, and our reduction in advertising expenses. We have devoted fewer resources to advertising expenses as available funds have decreased. We anticipate that if this offering closes, we will increase our advertising expenditures which we anticipate will result in increased revenues. However, there can be no assurance that our revenues will increase on a meaningful basis even if we allocate greater resources to advertising.

     Cost of Goods Sold. As a result of our lower sales in fiscal 2003 compared to fiscal 2003, our cost of goods sold decreased to $64,451 from $79,414. This was a descrease of $14,963 or 18.84%.

     Operating Expenses. Our operating expenses in 2003 increased to $89,988 from $78,107 in 2002, an increase of $11,881, or 15.21%. The increase in general and administrative expenses is a result of increased professional fees for accounting and legal expenses.

     Interest Expense. We borrowed the funds necessary to purchase the building in which our retail store is located. Interest expense consists of interest accrued on the mortgage. We also incurred interest on the other short term debt. Interest was $12,346 for the year ended June 30, 2003 compared to $13,617 for the year ended June 30, 2002.

Results and Comparison for the Six Months and Three Months Ended  December 31

     For the six months ended December 31, 2003 we had a net loss of $21,190 compared to a net loss of $32,352 for the six months ended December 31, 2002. The Basic and Diluted Loss per Share is $.02 and $.03 for the six months ended December 31, 2003 and 2002, respectively. For the three months ended December 31, 2003, we had a net loss of $12,555 compared to a net loss of $13,307 for the three months ended December 31, 2002. The Basic and Diluted Loss per Share is $.01 and $.01 for the three months ended December 31, 2003 and 2002, respectively. We are not aware of any trends that will materially effect our business except for a slight reduction in consumer spending

     Revenues. Our revenues for the six months ended December 31, 2003 were $37,377 compared to $40,001 for the same period ended December 31, 2002, a decrease of $2,624, or 6.56%. The decrease was primary related to operations during the first quarter of this six month period. For the three months ended December 31, 2003, we had revenues of $11,896, an increase of $1,040 over the three months ended December 31, 2002. The increase in revenues was attributed to increase consumer spending during the Christmas holiday season..

     We anticipate that revenues will remain constant for the next year unless we are able to raise capital in this offering which will be used, among other things, for increase advertising and marketing. If we cannot increase our capital we will not be able to continue operating. Our business is seasonal and with April, May and June and the Christmas season being the periods in which are revenues are typically the greatest. We believe that with the proceeds of this offering we can increase our advertising, develop a web side and increase our inventory for the summer season and for the 2004 Christmas season.

Cost of Goods Sold

     As a result of our lower sales for the six months ended December 31, 2003 compared to the six months ended December 31, 2002, our cost of goods sold decreased to $24,055 from $30,493, or approximately 21.11%. This decrease is due to a decrease in sales. For the three months ended Dcember 31, 2003, costs of sales were $6,905 as compared to $7,406 for the quarter ended Decemebr 31, 2002.

Operating Expenses

     Operating expenses for the six months ended December 31, 2003 were $28,909 as compared to $37,894 for the same period in fiscal 2002, a reduction of $8,985 or 23.71%. Operating expenses for the three months ended Decemebr 31, 2003 were $14,785 as compared to $16,083 for the same period in fiscal 2002, as reduction of $1,298 or 8.07%. The reduction in operating expenses were the result of reductions in professional fees paid to accoutants.

Interest Expense

     Interest expense consists of interest accrued on the loan we obtained to purchase our building and notes payable to stockholders. Interest was $5,603 for the six months ended December 31, 2003 compared to $3,996 for the six months ended December 31, 2002. Interest was $2,761 for the three months ended December 31, 2003 compared to $674 for the three months ended December 31, 2002. The increase in interest was the result of increase loans from stockholders.

Liquidity and Capital Resources

     We are currently unable to finance our operations from operating activities and historically have relied on private placements of common stock and preferred stock to fund our operations. Since our inception, we have financed our operations through the sale of common stock ($159,970, net proceeds) and issuance of Series A Preferred Stock ($14,000 net proceeds). During the six month period ended December 31, 2003, we obtained loans from stockholders in the aggregate amount of $25,000 to fund our operating costs. If we are unable to obtain additional capital from the sale of shares in this offering, we will be required to attempt to obtain additional loans in order to pay for our deficits in cash flow.

     We anticipate that the net proceeds from this offering, together with the cash flow from operations, will be sufficient to fund our anticipated working capital and capital expenditures for the 12 months following completion of this offering.

     At June 30, 2003 we had total assets of $154,515 of which $9,319 was cash. At June 30, 2002 we had total assets of $177,868 of which $17,148 was cash. At December 31, 2003, we had total assets of $142,949, of which $8,404 was cash. Since November of 2002, we raised $29,200 from the sale of our securities in private transactions have obtained loans in the amount of $36,500 form stockholders.

     Our total liabilities at June 30, 2003 were $185,343 including $106,241 for our mortgage to Barnes Banks. Interest accrues on the mortgage at the rate of 11.25% per annum. We make monthly payments of $1,608 and the entire amount of the mortgage is due in a balloon payment in September 2005. At June 30, 2002, our total liabilities were $172,483. At June 30, 2002, our mortgage was $118,044. At December 31, 2003, our total liabilities were $171,995.

     Our stockholders' equity at June 30, 2003 was a negative $30,828 compared to stockholders' equity at June 30, 2002 of $5,385. Our stockholders equity at December 31, 2003 was a negative $52,018

     Cash provided by financing activities was approximately $41,182 for the fiscal year ended June 30, 2003, and $39,407 for the fiscal year ended June 30,

2002. In each period, the cash provided by financing activities resulted primarily from the issuance of capital stock. Cash provided by financing activities was $25,000 for the six months ended December 31, 2003.

     We have sustained losses of $63,143 and $80,213 for the years ended June 30, 2002 and June 30, 2003, respectively. In addition, operating activities have used cash of $37,703 and $49,011 for the years ended June 30, 2002, and 2003, respectively. We have sustained losses of $32,353 and $21,190 for the six months ended December 31, 2002, and 2003, respectively. In addition, operating activities have used cash of $30,096 and $26,081 for the six months ended December 31, 2002, and 2003, respectively.


     Our ability to continue as a going concern is dependent upon our ability to generate sufficient cash flows to meet our obligations on a timely basis, to obtain additional financing, and ultimately to attain profitable operations. Management plans include obtaining additional equity financing and our management believes that profitability and cash flows from our operations will improve and will provide the necessary capital to fund operations due to the continued success of existing products and the introduction of new products. There is no assurance, however, that these efforts will result in profitable operations or in our Company's ability to meet obligations when due.

     Our working capital requirements and other capital requirements for the foreseeable future will be primarily funded through the issuance of equity securities until we are able to meet our working capital needs with positive cash flows provided from operations; after this point, we will likely increase expenditures so as to accelerate our revenue and profitability growth. We believe that proceeds from subsequent issuance of equity securities will enable us to establish profitable operations and positive cash flows from operations. However, there is no assurance that profitable operations or positive cash flows from our operations will ever be realized.

     We are currently, attempting to raise equity capital through the issuance of our common stock in this offering. There can be no assurance that any shares offered will be sold. There can be no assurance that we will be able to raise sufficient capital necessary to allow us to continue with our operations on our current scale. If additional funds are raised through the issuance of equity securities, the percentage of our shares owned by existing stockholders will be reduced, stockholders may experience additional dilution.

Recently Issued Accounting Standards

     We believe that recently issued financial standards will not have a significant impact on our results of operations, financial position, or cash flows. See footnotes to the attached financial statements.

Inflation

     We do not expect the impact of inflation on operations to be significant.

Forward-looking Statements

     Some of the statements contained in this Prospectus discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Important factors that may cause actual results to differ from projections include, for example:

o We have achieved limited revenues since our formation and there can be no assurance that our revenues will ever significantly increase.

o We have incurred substantial losses and anticipate continued losses in the foreseeable future.

o The golf equipment industry is highly competitive and is dominated by national firms selling equipment in retail stores or on an online, internet basis.

o    The golf industry in general is not currently experiencing growth.

o We are subject to all of those risks set forth in the "Risk Factors" section of this Prospectus.

                    BUSINESS OF OGDEN GOLF CO. CORPORATION

General

     Ogden Golf Co. Corporation was organized on May 10, 2000, under the laws of the State of Utah, by Paul W. Larsen. In connection with our formation, Mr. Larsen purchased the assets of an existing retail golf shop from an unrelated third party through a combination of bank debt and personal funds. We acquired the assets totaling $188,517 and assumed liabilities totaling $142,047 in exchange for issuing Mr. Larsen 500,000 shares of our common stock.

     We are located in Ogden, Utah and are a retailer of brand-named golf clubs, bags, apparel, and accessories merchandise. In addition, we offer custom golf club-making, fitting, repair, and tune-up services to our customers throughout Northern Utah. Our retail business is seasonal, with the heaviest sales during March, April and May, when outdoor spring activities commence, and in November and December because of holiday gift purchases.

     We have been undercapitalized since our inception and have relied upon friends and relatives to fund our operating losses, primarily through purchases of our stock in private transactions. Our plan is to user the net proceeds from the sale of shares offered pursuant to this prospectus, to increase our advertising and marketing efforts in Ogden and in surrounding areas. We have not completed market plans and will likely not until we have funds available from our sale of shares pursuant to this prospectus. We anticipate that we will continue to operate at a loss for the foreseeable future.

     Our current plans include direct mailing, newspaper advertising and the development of a website through which we can potentially increase our customer bases both in Ogden and in surrounding areas in northern Utah, southern Idaho and southwestern Wyoming.

The Golf Industry in the United States

     Market Size and Growth Characteristics. Based on a study by the National Sporting Goods Association(R), or NSGA, retail sales of the types of new golf equipment and accessories sold in our stores were approximately $3.9 billion in 2001. Golf clubs accounted for $2.5 billion, with the balance represented by balls, bags, gloves, and other golf accessories. The NSGA estimates that retail sales of new golf equipment have grown from $2.5 billion to $3.9 billion, or at a compound annual rate of 4.6%, over the past 10 years. However, sales of new golf equipment as well as the number of golf rounds played in 2002 declined due primarily to weaker overall trends in consumer spending and unfavorable weather conditions. The popularity of golf, as well as golf equipment sales, has been, and is expected to be, influenced by the following factors:

     Favorable Demographic Trends. The aging of the huge baby boomer population segment will continue to have a positive impact on golf equipment spending. Research by the National Golf Foundation(R), or NGF(R), shows that golfers 45 and older represent 39% of the golfer population yet account for 47% of golf-related spending.

     Growth in Golf Course Facilities. Whereas there was significant growth in the early 1990s in new course development, new courses are opening at a decreasing rate as the market adjusts to participation levels. According to the Golf 20/20 Industry Report, the rate of new course openings in the past three years has gone from 3.2% to 2.3% to 1.5% in 2002, resulting in a total of approximately 15,800 regulation golf courses (at least nine regulation holes) in the United States at the end of 2002. Most of this growth has been attributable to new public or daily fee courses, which now represent over 70% of all golf course facilities, significantly improving access to the game. The growth of alternative facilities including driving ranges, par 3 courses, and other golf learning centers has also improved access to the game.

     Industry Initiatives. Over the past few years, there have been numerous initiatives supported by the PGA of America, LPGA, USGA(R), World Golf
Foundation, and others to increase golf participation. These include programs such as "The First Tee," designed to introduce golf to juniors, "First Lesson Free," offering discounted or free introductory lessons to beginning golfers, "Link Up 2 Golf," and over 70 "Nike Golf Learning Centers," designed to attract, develop, and retain golfers.

     Increased Visibility. Visibility of golf and golf equipment has been enhanced by increased media coverage of PGA events, greater exposure on television, including The Golf Channel(R), an increased number of tour and special events and outings, and the emergence of superstars such as Tiger Woods and Annika Sorenstam. In addition, advertising and promotions by equipment manufacturers have increased, and high-profile, sporting-goods manufacturers, such as Nike, have entered the golf equipment market.

     Significant Technological Advances in Golf Equipment. Over the past ten years, there have been significant technological advances in club head and shaft construction, design, and materials. The continuous introduction of this improved technology, together with advertising and promotions by equipment manufacturers emphasizing the importance of equipment to one's game, has encouraged golfers to change equipment frequently.

     The National Golf Foundation reports substantial information related to the business of golf each year and provides interested persons with answers to several frequently asked questions about the game and business of golf in the United States. Certain statistical information regarding the number of golfers and the growth of golf in the U.S. from 1986 through 1999 and how much those golfers spend on golf are provided below:

o    There are approximately 26.2 million golfers age 18 and over in the U.S.

o Approximately 6.3 million are avid golfers; i.e., they plan 15 or more rounds per year.

o More than 45% of all U.S. golfers (11.9 million) are between the ages of 18 and 39. Seniors (age 50 and over) comprise another 33% or 8.6 million. The rest of the golfer population falls into the forty-something and Junior (age 12-17) categories at 21% and 8%, respectively.

o Today's typical golfer is male, just over 40 years old, has a household income of $71,558 and plays 22 rounds per year.

o Female golfers make up 22% (5.76 million) of the U.S. golfer population, up from 4.6 million in 1986.

o    Women spend about $6 billion on golf merchandise and playing fees.

o The average woman golfer is 42 years old, has an average household income of $70,541, and play 18 rounds per year.

o    Since 1986 the number of golfers has  increased  34%,  from 19.9 million to
     26.7 million.

o Since 1986, the number of women playing golf has risen 11%, from 4.6 million to 5.1 million.

o    Since 1986, the number of junior golfers has increased 43% to 2.1 million.

o The number of golf courses in the U.S. has increased 28% since 1986, from 13,353 to 17,108 courses.

o About 30% of the courses built over the past five years have been additions to existing facilities.

o The rate of new golf course construction has increased significantly over the past 15 years, from an average of about 150 a year to more than 400 a year.

o Since 1986, overall golfer spending in the U.S. on fees and equipment has grown from $7.8 to $22.2 billion.

o    Golfers spent $24.3 billion in 2002 on equipment and fees.

o They spent $19.7 billion on green fees and dues in 2002, and $4.7 billion on golf club purchases.

o Avid golfers (25+ rounds annually) make up the smallest player segment (23%), but accounted for 53% of all golf-related spending in 1999.

     Retail Channels of Distribution. The retail channel for new golf clubs is highly competitive and fragmented. According to the NGF, the primary channel is the specialty golf store, accounting for 44% of the retail market, followed by golf course pro-shops (28%), full-line sporting goods stores (11%), mass merchants (7%), catalogs (5%), the internet (4%), and other (1%). While specialty golf retailers have by far the largest market share, this channel is highly fragmented, with the top ten golf retail chains accounting for an estimated 25% of the total number of retail outlets in the U.S. Most of these chains are regional, many are franchised, and all are privately held.

     The national Golf Foundation website is at www.ngf.org/faq.

     The foregoing factors have been key to the golf industry's growth over the past several years. Individual participant interest in golf and the money spent enjoying the game have helped fuel an industry that accounts for over $22.2 billion in sales annually. The golf industry's past growth had fostered many new businesses to support that growth. Notwithstanding growth in the golf industry since 1986, during the last two years, the golf industry's revenues have not increased significantly. On March 20, 2003, the National Golf Foundation reported that the total rounds of golf played dropped 3% in 2002 as compared to 2001. It was further reported that during the same period there was a lack of growth in the number of golfers. Merchandize sales at golf facilities (courses) decreased from $2.19 billion in 2001 to $2.17 billion in 2002.

Merchandise and Services

     Through our retail store located in Ogden, Utah, we offer brand-named golf merchandise (i.e. Taylor Made, Ping, Footjoy, Nike, Datrek, Titleist, Maxfli, Spalding), including:

o    Golf club sets and individual drivers, woods, irons, wedges and putters.

o Golf equipment and accessories, including bags, pull carts, towels, umbrellas, gloves, golf balls and tees.

o Golf apparel, including shirts, sweaters, pullovers, wind and rain gear, shoes, hats and visors.

     In addition, we offer custom golf club-making, fitting, repair, and tune-up services. In connection with these services, we sell individual club components, including club heads, shafts, and grips.

     Because we believe that custom fitted clubs allow golfers to shoot lower scores, we take club-making and fitting very seriously. We believe that we can enhance our business by focusing our business on the custom club-making and fitting aspects because we have greater control over the cost of our custom products and services than we have over other brand-named products we might offer our customers.


     We purchase a variety of components to custom build clubs or repair clubs. We build custom clubs with dynamics that work within a golfer's swing and we do not expect golfers to try to change swings to match the clubs. We assemble our custom clubs to meet existing swing dynamics. In doing so, we utilize two different methods to fit golfers with custom clubs: dynamic and static.


     1. Dynamic fitting is conducted in person by first evaluating a golfer's swingspeed, loading, and lie measurements, while the golfer is hitting his or her current clubs, our test clubs, and other demo clubs as we provide analytical observation. Our goal is to build an individual club or set of clubs that a golfer can use within current swing dynamics, in conjunction with an overall evaluation of the golfer's current golf game, equipment, and goals.


     2. Static fitting is generally our first step in club fitting. Physical measurements and estimated club yardages vary between all golfers. Sometimes players of the same height may require different club lengths and lie angles. Lie angle is the angle which between the sole of the club and the golfers hands and is generally measured in terms of standard angle, flat angle or upright angle. Players with longer arms have shorter wrist to floor measurements, which generally results in a flatter lie angle for the custom built club. Players with shorter arms have a longer wrist to floor measurement which generally results in a more upright lie angle for the custom built club. Static fitting also relies on an evaluation of the golfer's current golf game, equipment, and goals; however, we do not perform an individual analysis of swing dynamics.


Benefits of our custom club-making services can include:

o A golfer receives quality clubs built to his or her specifications at reasonable prices.

o A golfer receives clubs with matching flex, torque, kick points, and swing weighting*.

o    A golfer receives 100% lifetime guarantee of workmanship.

o A golfer receives consultation and analysis of his or her game, clubs, grip and swing.

o A golfer can achieve and lower scoring with clubs built specifically for his swing style and speed.


     *Flex refers to the ability of a golf shaft to bend as forces are applied to it during the swing. Those forces are generated by the type of swing that a golfer has - fast or slow, smooth or jerky. There are five basic ratings for shaft flex: Extra Stiff, Stiff, Regular, Senior, and Ladies flex. Having a flex that doesn't match the needs of your swing will result in the clubface being misaligned at impact, causing your shots to go off target. Shaft flex impacts, either directly or indirectly, the accuracy, trajectory, and distance of a golfer's shot.

     *Torque is a measure of how much a force acting on an object causes that object to rotate. The object rotates about an axis, which we will call the pivot point. The shaft is the object that is rotating within the club head (The pivot point).

     *Kick Points - When a golf shaft is flexed, there is one point along its length that becomes the most bent. It's the place where the radius of curvature is the shortest. This is called the "kick point" and it is not the same for all shafts. The taper of a shaft and its internal construction determine where the kick point will be. The significance of the kick point is how it affects trajectory. The kick point acts as a hinge. If the kick point is low on a club, the head will hinge around a shorter radius and the head will pivot skyward faster during impact, resulting in a ball that will take a higher initial trajectory than if the kick point was located further up the shaft.

     *Swing Weighting - Whereas a club's total weight refers to how much it weighs when placed on a scale, a club's swing weight refers to how light or heavy if feels to swing. Swing weight is determined by the ratio of weight concentrated in both ends of the club. The clubhead end is always heavier than the grip end. Swing weight is identified using a letter combined with a number, e.g. C-3 and D-1; the higher each one is, the heavier the swing weight. For example, a club measuring C-5 has a heavier swing weight than C-4; and a club measuring D-1 is heavier than a C-5. Drivers are usually balanced around D-2 for men while wedges are usually heavier, around a D-5. Drivers for women are usually around a C-5 swing weight.

     We also offer reshafting, head changes, and repairs for broken shafts and damaged club heads. In addition, we can regrip clubs with a multiple of different brand-named grips. Our reshafting and repair service is prompt and our work is 100% guaranteed.

Marketing Strategy and Principal Market

     Our principal marketing strategy for our merchandise and services is three fold:

     1. Continue to offer our customers, brand-named equipment, apparel and accessories.

     2. Emphasize our custom club-making, fitting, and repair services to our current customer base with a focus on workmanship and quick turnaround.

     3. Expand our customer base outside of Northern Utah through radio and print media and by offering information regarding our products and services via an internet website. We intend to attempt to expand our customer base into Davis County and Salt Lake in the state of Utah, as well as into southern Idaho and southwest Wyoming.

     We do not currently intend to open additional retail outlets.

     We have currently designated $30,000 to $50,000 of the offering proceeds for advertising and marketing efforts. We are unable to determine whether this amount of money will be sufficient to increase our customer base and revenues on a substantial basis. Our marketing strategy is significant dependent upon available capital and therefore, we will not finalize our marketing strategy until we have completed this offering.

Geographical Expansion

     We are located in Ogden, Utah, which is approximately 45 miles from Salt Lake City. Ogden is the largest city in Utah north of Salt Lake City. Ogden is approximately 30 miles from Logan, Utah, 60 miles from the Idaho-Utah state line and 40 miles from the Wyoming-Utah state line. Additionally, Ogden is approximately 20 miles south of Brigham City, Utah. Each of these communities and areas, are comprised of towns smaller than Ogden but in many of these communities there are 9 or 18 hole golf courses. In general, there is a lack of specialty retail golf shops in these areas. We do not believe that there are any national discount golf stores in these areas.

     We believe that with increased advertising in each of these areas, we will be able to expand our customer base into each of these areas. We intend through traditional advertised as well as through developing an internet presence, golfers in these area can be attracted as customers. We do not believe there are any national discount retail golf stores in these areas. Typically, golf pro shops located at golf courses do not offer an extensive product line. We believe that are product line, prices and technical repair services will be an attract alternative for customers living in these areas. Therefore, we believe that by increasing awareness of our business within these areas, it can result in increased customer base and increased revenues. Prior to this offering, we have not had adequate capital to expand our advertising and marketing efforts into these areas.

     We do face competition in Salt Lake City and with other retails stores in the Ogden area. We do not anticipate that we will effective compete in the Salt Lake City market, but we believe that with increased name recognition and customer awareness, we will be able to expand our customer base in Ogden and the surrounding area.

Web Site Development

     A portion of the proceeds of this offering will be utilized to fund the initial development of our web site. We have obtained quotes and estimates for web site design from various local web site/database developers, who have provided bids ranging from $5,000 to $35,000. However, we will not begin to develop the website unless we receive the minimum amount of funds from investors in this offering.

     Through our website, we hope to expand our market presence. We attempt to develop a website that will be user friendly and easy to navigate. Through our website, we will advertise golf-related products. The exact format of the website has not been finalized and will not be finalized until we have additional capital from this offering. We do not anticipate that our website will initially enable customers to order on line.

     We have not conducted any market studies regarding a potential website and do not know for certain if we can develop a website that will increase our business presence in our market or our revenues.

     After our website is operational, we plan to focus next on expanding the scope of our Internet presence. We hope to achieve such expansion by registering with major search engines with the goal of placing our website at the top of search results. This typically requires pre-funding with certain search engines. We do not currently have adequate financial resources to conduct such registration. We also intend to expand the popularity of our website by improving its features. Specifically, we hope to continually expand our product offerings as well as the services we provide. We believe that we can increase the number of visitors to our proposed website by providing quality products and insightful, interesting information and services.

     The intent of the web site will be to quickly and efficiently showcase available merchandise and service, and provide telephone contact information to potential purchasers. Should our efforts succeed, our web site may be expanded and developed into an e-commerce site that will eventually enable our customers to purchase merchandise. However, the costs associated with the development of an e-commerce web site are substantial, and we do not intend to expand the website to accommodate actual purchases through the website until sales revenues are established and substantial additional funds are raised.

Advertising and Marketing.

     We intend to promote the products we sell and services we provide with advertising, posters, direct mail, and special offer flyers to our customers. We intend to attempt to advertise the products and services in local newspapers and other publications and other websites that are already known to golfing consumers. We hope to promote our website as a convenient way for golfers to research and purchase quality golfing equipment and accessories.

Purchasing of Merchandise and Inventory


     Our merchandise is obtained from numerous manufacturers and suppliers, based on purchase orders for specific products and quantities. We purchase either directly from manufacturers, through buying groups or from manufacture representatives. We do not have any long-term supply agreements although certain suppliers require minimum purchase commitments. In addition, we do not believe that we are dependent on any one supplier and that there are alternate sources available.

     In connection with our retail sale of merchandise, certain manufacturers of brand-named products do prohibit us from advertising their products at a discounted price. There is no assurance that these brand-named manufacturers will supply us with merchandise as needed. We believe it is important to our business to continue to offer brand-named products to our customers.

     Our experience with suppliers is that golf clubs, other equipment and components are readily available on the time table in which we request delivery from manufacturers, manufacturer representatives and other suppliers. From time-to-time a new "hot" product hits the market and our orders are put on back order. This does not happen often and has not created significant difficulties for us.


Competition

     We compete with general sporting goods stores, golf course pro shops, other golf merchandise and service stores, discount department stores such as K-Mart, catalog stores and other retailers. We believe that our greatest competition comes form the discount golf stores, the numbers of which have grown in recent years. However, the geographical areas in which we compete and intend to compete are smaller cities and communities which do not have national golf stores and in some instances, do not have any retail golf stores. These smaller cities and communities are located in our general geographical area.

     We also compete with entities engaged in the sale of similar merchandise by telephone and mail order sales. The largest telephone and mail order competitor that advertises through catalogs is much larger and has greater financial resources than we do. Major competitors that advertise through national magazine advertisements are Nevada Bob's and Edwin Watts.


     Principal  competitive  factors  faced  by us in the  sale  of  merchandise generally are price, quality, personal service, merchandise selection, convenience, and customer loyalty. There can be no assurance that we will ever be able to effectively compete in our market.


     Two retail golf stores recently terminated operations in Ogden, Utah, including one which was part of a national chain.

Domain Name

     We have reserved the internet domain name "golfers-green.com." Such initial reservation is through September 2004 at a cost of $35.00 per year, and is easily renewed for extended periods thereafter. Of yet, we have not created a logo or any trademarks, but intend to do so as part of the graphics associated with our proposed web site.

Regulation and Environmental Compliance

     Other than state and local business license requirements, we are not aware of any need for government approval for the sale of our merchandise or services, nor of any environmental laws relating to its proposed products and services.

Employees


     As of February 10, 2004, we had one full-time employee and one part time employee. We anticipate that we will be able to hire additional full-time or part-time employees if our business operations increase.


Facilities

     We own the building in which our retail store is located. The building is located at 1781 Washington Boulevard, Ogden, Utah and consists of approximately 2,595 square feet. The building secures a loan to Barnes Bank in the amount of $139,539. We are required to make monthly payments of $1,608 on the loan amount. A balloon payment of $117,154 is due on September 20, 2005.

                                  MANAGEMENT

     The following table sets forth the name, address, age and position of each officer and director of the Company:

Name                     Age       Position
------------------       ---       -------------------------------

Mark A. Scharmann        45        President/Director
Douglas P. Morris        48        Vice President Director
Robert R. Peterson       49        Secretary/Treasurer/Director
Paul Larsen              46        Director and President of Ogden Discount Golf
Curtis Kaminska          46        Director

     Background information concerning the Company's officers and directors is as follows:

     Paul Larsen. Mr. Larsen has operated Ogden Golf since April 2000. He is the president and a director of our subsidiary, Ogden Discount Golf from July 1982 to April 2000, Paul worked as senior information technology technician at Alliant Techsystems (formerly Thiokol Corporation) in Promontory, Utah. According to its website, ATK is a $2.2 billion aerospace and defense company and is involved in propulsion, composite structures, munitions, precision capabilities, and civil and sporting ammunition. He attended Weber State University in Ogden, Utah with an emphasis in Physical Education and Information Technology Systems.


     Douglas P. Morris. Mr. Morris was appointed as an officer and director of Ogden Golf Co. Corporation in November 2002. Since 1997, Mr. Morris has been an officer and director of Celtic Investment, Inc., a publicly traded financial services company. Celtic Investment owns Celtic Bank, an FDIC insured industrial loan company chartered under the laws of the State of Utah. Since 1990, Mr. Morris has also owned and operated H & M Capital Investments, Inc., (H & M). H & M is a privately held business consulting firm. H & M consults with privately held and publicly held corporations relating to management, merger and acquisitions, debt and equity financing, capital market access, and market support for publicly traded securities. There is no affiliation between H & M and Ogden Golf and we do not currently anticipate that we will have any affiliation with H&M in the future. Mr. Morris was an outside director of Millennium Electronics from 1997 to 1999. Millennium was involved in the computer memory and hardware business. Its operations were unsuccessful and in 1999, it terminated its operations and transferred its assets to a secured creditor. In June 2000, Mr. Morris was appointed an officer and director of Millennium. Millennium had no operations from 1999 to February 2004 and its business plan was to look for reverse merger type of acquisition. In February 2004, Millennium changed its name to Speaking Roses INterantional Inc. in connection with an asset acquisition and Mr. Morris resigned as an officer and director. Mr. Morris is a director of CCC Globalcom, a Houston based telecommunications company. Mr. Morris is the owner of Hyacinth Resources, Inc., a privately held company which holds investments purchased by Mr. Morris. There is no affiliation between Hyacinth Resources and Ogden Golf and we do not currently anticipate that we will have any affiliation in the future except for Hyacinth Resources' ownership of shares of Ogden Golf. Mr. Morris has a BA from Brigham Young University and a Masters in Public Administration from the University of Southern California.

     Mark Scharmann. Mr. Scharmann was a founder of Ogden Golf and was reappointed to the Board of Directors in November 2002. Mr. Scharmann has been a private investor and business consultant since 1981. Mr. Scharmann became involved in the consulting business following his compilation and editing in 1980 of a publication called Digest of Stocks Listed on the Intermountain Stock Exchange. In 1981 he compiled and edited an 800 page publication called the OTC Penny Stock Digest. Mr. Scharmann has not served as a business consultant for Ogden Golf, has not been compensated as a business consultant and we currently don't anticipate that he will act as a business consultant for Ogden Golf in the future. From 1982 to 1996, he was the president of Royal Oak Resources Corporation. In 1996, Royal Oak Resources completed an acquisition and in connection therewith changed its name to Hitcom Corporation. Mr. Scharmann was the President of Norvex, Inc., a blank check company which completed an acquisition and in connection therewith, changed its name to Capital Title Group, Inc. Mr. Scharmann is a promoter of Nightingale, Inc., a publicly-held corporation blank check company. He is also an officer and director of Pacific Alliance Corporation, an inactive public company which was previously in the television programming delivery business. Ogden Golf has no affiliation with any of the companies referred to in this paragraph and we do not anticipate that we will be affiliated with any of these companies in the future. Mr. Scharmann graduated from Weber State University in 1997 with a Bachelors of Integrated Studies with emphasis in Business, Psychology and Health.

     Curtis Kaminska. Mr. Kaminska has been a director of the Company since August 2002. He is also vice president and a director of our subsidiary, Ogden Discount Golf. Mr. Kaminska has been a pilot for Delta Airlines since 1987. He has over 20 years experience with Delta, the U.S. Air Force and the Utah National Guard. From 1999 to the present, he has owned and operated KEE, Inc., a business consulting company based in Ogden, Utah. There is no affiliation between Ogden Golf and Kee, Inc. and we do not anticipate there will be any affiliation in the future. He earned his BS Degree in Business with an emphasis in marketing from Utah State University, Logan, Utah in 1981, and an MBA degree from New Mexico Highlands University in 1986.

      Robert R. Peterson. Mr. Peterson has been a director of the Company since August 2002. He is also secretary/treasurer and an director of our subsidiary, Ogden Discount Golf. Mr. Peterson has been controller of Fresenius Medical Care, Ogden, Utah, since 1998. From 1997-98, he was controller of Weider Nutrition International, Salt Lake City, Utah. From 1995-97, he was controller of Autoliv, Ogden Utah. From 1989-95, he was Manager of Budgets and Pricing for Autoliv. From 1979-89, he was Senior
Financial Analyst for Morton Thiokol, Promontory, Utah. He earned an MBA from the University of Phoenix in Salt Lake City in 1989, and a BS degree in Marketing and Economics from Utah State University, Logan, Utah in 1977.

                            MANAGEMENT COMPENSATION

            The  following  table sets forth the aggregate  cash  compensation paid by the Company for services rendered during the last three years to the Company's Chief Executive Officer and to the Company's most highly compensated executive officers other than the CEO, whose annual salary and bonus exceeded $100,000:


                         SUMMARY COMPENSATION TABLE

                                         Long Term Compensation

                           Annual  Compensation            Awards         Payouts
                       ----------------------------  -------------------  --------

  (a)           (b)      (c)        (d)     (e)                     (g)      (h)      (i)
                                          Other                                       All
Name and        Year                      Annual      Restrict    Option/   LTIP     Other
Principal       Ended  ($)          ($)   Compen-     Stock        SAR's   Payouts  Compensa-
Position        6/30   Salary (1)  Bonus  sation ($)  Awards ($)    (#)      ($)    tion ($)
--------------  -----  ----------  -----  ----------  ----------  -------  -------  ---------
Paul Larsen*    2003    $35,144     -0-     -0-          -0-        -0-     $-0-      $-0-
President       2002    $39,800     -0-     -0-          -0-        -0-     $-0-      $-0-
                2001    $47,750     -0-     -0-          -0-        -0-     $-0-      $-0-

* Mr. Larsen is no longer the President of Ogden Golf, but is the President of our wholly owned subsidiary.

Mark A. Scharmann, the current president of the Ogden Golf received no compensation from Ogden Golf since its formation.

Options Grants in Last Fiscal Year

     There were no grants of stock options made during the fiscal year ended June 30, 2003 to our executive officers.

Stock Options Held at End of Fiscal 2003

     No stock options or stock appreciation rights were owned by our officers and directors at June 30, 2003, the end of our last fiscal year.

Compensation of Directors

     We do not currently  compensate our directors for director  services to the
Company  or  our  subsidiary.   We  anticipate  that  more  formal  compensation
arrangements with our directors will be finalized within the next fiscal year.

Employment Agreements

     We have no written employment agreements with our management. Currently, we are paying Paul Larsen, our president $35,000 per year.

Stock Option Plans and Other Incentive Compensation Plans

     We have not adopted any option plans or other incentive compensation plans as of the date of this Prospectus. We anticipate that our Board of Directors will, in the near future, adopt incentive compensation plans to provide rewards and incentives to our employees, directors and agents. We have not granted any options to any person as of the date of this Prospectus.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth information concerning the beneficial ownership of Ogden Golf common stock as of February 10, 2004, by each director and executive officer, all directors and officers as a group, and each person known to Ogden Golf to beneficially own 5% or more of its outstanding common stock.

                                                                 Percentage  Owned
       Name and Address                                   -------------------------------------
      of Beneficial Owner                   Shares Owned  Before Offering  After Offering(1)(4)
      -------------------                   ------------  ---------------  --------------------
      Paul Larsen                                660,000         31%              25%
      Douglas P. Morris (2)                      712,500         33%              27%
      Mark A. Scharmann (3)                      312,500         13%              11%
      Robert R. Peterson                          10,000         .1%              .4%
      Curtis Kaminska                             10,000         .1%              .4%

      All officers and Directors as a group    1,705,500         78%              70%
      (5 persons)

      Total Shares of Common Stock Issued      1,238,500        100%              48%
      Total Shares Issued (1)                  2,188,500        100%              85%


     (1) Assumes all 95,000 shares of Series A Preferred Stock are converted into 950,000 shares of common stock.

     (2) Includes 12,500 shares of common stock owned by Hyacinth Resources, Inc., an affiliate of Mr. Morris and 700,000 shares of common stock issuable to Hyacinth Resources, Inc. upon the conversion of 70,000 shares of Series A.

preferred  stock  into  common  stock.  Hyacinth  Resources,   Inc.  is  a  Utah
corporation owned by Mr. Morris and is used by Mr. Morris to make investments in various ventures. It has no operations except for the ownership of securities.


     (3) Includes 60,000 shares of common stock owned by Scharmann and 200,000 shares of common stock issuable to Mr. Scharmann upon the conversion of 20,000 shares of Series A Preferred Stock into common stock and 52,500 shares owned of record by Roycemore Corporation and affiliate of Mr. Scharmann..

     (4)  Assumes all 400,000 shares offered are sold.

                           DESCRIPTION OF SECURITIES

     We are authorized to issue up to 100,000,000 shares of common stock, no par value and 5,000,0000 shares of preferred stock, no par value. As of March 3, 2003, there were 1,238,500 shares of our common stock issued and outstanding. We have designated 100,000 shares of our preferred stock as Series A preferred stock. As of March 3, 2003, there were 95,000 shares of Series A Preferred stock issued and outstanding. The following is a summary of the material rights and privileges of our common stock and preferred stock.

Common Stock

     Subject to the rights of the holders of any preferred stock which may be outstanding, each holder of common stock on the applicable record date is entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and in the event of liquidation, to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock. Each holder of common stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities. Except as disclosed herein, there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be, when issued, fully paid and nonassessable.

Preferred Stock

     Our Board of Directors is empowered, without approval of the stockholders, to cause shares of preferred stock to be issued in one or more series, with the numbers of shares of each series to be determined by it. The Board of Directors is also authorized to fix and determine variations in the designations, preferences, and special rights (including, without limitation, special voting rights, preferential rights to receive dividends or assets upon liquidation, rights of conversion into common stock or other securities, redemption provisions and sinking fund provisions) between the preferred stock or any series thereof and the common stock. The shares of preferred stock or any series thereof may have full or limited voting powers or be without voting powers.

     Although we have no present intent to issue additional shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction, or such issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.

Series A Preferred Stock

     In November 2002, our Board of Directors adopted a resolution designating a Series A preferred stock consisting of 100,000 shares. A total of 95,000 shares of Series A Preferred stock have been issued. The following description of the Series A preferred stock is a summary only.

     Dividends. No dividends shall accrue or be payable on the Series A preferred stock.

     Liquidation Distribution upon Dissolution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of Series A preferred stock shall be entitled to be paid in full an amount equal to $.20 per share, together with accrued and unpaid dividends and any accumulated dividends to such distribution or payment date, whether earned or declared.

     Conversion of Series A Preferred Stock into Common Stock. The holders of the Series A preferred stock may convert their shares of Series A Preferred Stock into Common Stock pursuant to Section 8 above, only if one or both of the following events occurs:

          (a) The Company operates at a profit during any fiscal year ending prior to June 30, 2005; or

          (b) On or before June 30, 2005, the Company's shareholders' equity increases by $100,000 or more over the Company's shareholders' equity as of September 30, 2002.

     If neither of the above-listed conditions occurs, the Series A preferred stock may not be converted into common stock and may, at the sole option of the Company, be redeemed at Stated Value.

     Subject to and upon compliance with the conditions described above, at the option of the holder thereof, any share of the Series A preferred stock may be converted into ten (10) shares of common stock ("Conversion Ratio").

     Voting Rights. The holders of Series A preferred stock shall have no voting rights prior to conversion of the Series A preferred stock into common stock except as otherwise provided by the Utah Revised Business Corporations Act.

Dividends


     We have not paid any cash dividends since our inception and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of our business. Furthermore, we anticipate that we will operate at a loss during the next year, in which case, we would not declare a dividend on our common stock.


Transfer  Agent

     Our transfer agent is Fidelity Transfer, 1800 South West Temple, Salt Lake City, Utah 84115, telephone (801) 484-7222.

Limitation of Liability and Indemnification of Directors and Officers

     Our Articles of Incorporation and our By-laws contain provisions that eliminate the personal liability of our directors to us or our stockholders for monetary damages for breach of their fiduciary duty as a director to the fullest extent permitted by the Utah Revised Business Corporations Act, except for liability for:

o    any breach of their duty of loyalty to us or our stockholders;

o    acts  or  omissions  not  in  good  faith  or  which  involve   intentional
     misconduct;

o    misconduct or a knowing violation of law;

o    unlawful   payments  of  dividends  or  unlawful   stock   repurchases   or
     redemptions;

o    any act or omission occurring prior to our incorporation; and

o any transaction from which the director derived an improper personal benefit.

     Our Articles of Incorporation and By-laws also contain provisions that require us to indemnify our directors and permit us to indemnify our incorporators, directors and officers to the fullest extent permitted by Utah law, including circumstances where indemnification would be discretionary. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and persons controlling us in connection with the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is unenforceable.

                             PLAN OF DISTRIBUTION

Shares Offered By Ogden Golf


     We are offering to sell, on a best efforts basis, up to 400,000 newly issued shares of our common stock at $.50 per share. We have appointed ACAP Financial Inc. ("ACAP"), as our exclusive underwriter (as that term is defined in Section 2(a)(11) of the Securities Act of 1933, as amended, to sell up to 400,000 shares of common stock to the public on a "best efforts, all or none" basis for the first 300,000 shares and on a "best efforts" basis thereafter at the public offering price of $.50 per share. There can be no assurance that any of these shares will be sold. If ACAP fails to sell a minimum of 300,000 of the offered shares within 120 days (which may be extended for 30 days) from the effective date of this prospectus, the offering will be terminated and the subscription proceeds will be promptly refunded in full to subscribers, without interest thereon or any deductions therefrom.

     All subscription payments should be made payable to "Irwin Union Bank - Ogden Golf Co. Corporation., Escrow Account." All subscription payments will be deposited by noon of the business day following receipt and held in an escrow account at Irwin Union Bank, 224 South 200 West, Suite 100, Salt Lake City, Utah 84101, (801) 532-3033, as escrow agent, pending the sale of a minimum of 300,000 shares within a 120 day period (unless extended for an additional 30 days). The subscription proceeds will be withdrawn from the escrow account only for the purpose of purchasing the shares offered hereby, if a minimum of 300,000 shares offered hereunder are sold or for the purpose of refunding subscription payments to the subscribers.


     Subject to the sale of at least 300,000 shares, prior to the termination of this offering, we have agreed to pay to ACAP an Underwriting Commission of 11% of the total offering price ($.055 per share) or a minimum of $16,500 and a maximum of $22,000.

     We have agreed to pay to ACAP an accountable expense allowance of 1% of the gross offering proceeds. ACAP's expenses, if any, which exceed the accountable expense allowance, will be borne by ACAP. We will also pay for the expenses necessary to qualify the shares for sale in various states that the ACAP may designate.


     Officers and directors of the Company may purchase shares offered by the Company in this offering on the same terms and conditions as all other investors but are under no obligation to purchase any shares. Officers and directors may purchase shares for the sole purpose of assisting the Company to achieve the minimum offering amount. However, the Company will not sell more than 10% of shares offered pursuant to this prospectus to all officers and directors as a group. No officer or director has agreed to purchase any shares in the offering.

     The Company currently intends to register and offer the shares for sale in the State of Utah. The Company may subsequently elect to register and offer the shares in other states.

Underwriter's Warrants

     Subject to the sale of at least 300,000 of the shares we are offering through ACAP, we have agreed to sell to ACAP for a price of $100, payable at the time of closing, Warrants ("Underwriter Warrants") to purchase shares of our common stock (an amount equal to 10% of the total shares sold by ACAP pursuant to this offering). The Underwriter's Warrants may not be exercised, sold, transferred, assigned or hypothecated for a period of one year from the effective date of this offering, except that Warrants to be acquired by the Underwriter may be assigned or transferred to the officers of the Underwriter, to participating dealers that sell shares in the offering, or to such participating dealers' officers. The Warrants will be exercisable for a period of four years commencing one year from the date of this Prospectus. If the Warrants are not exercised during their term, they shall automatically expire. The purchase price of the shares underlying the Warrants will be $.83 per share during the exercise period. We will set aside and at all times have available, a sufficient number of shares of its common stock to be issued upon the exercise of the Underwriter Warrants. Any transfer or assignment of the Warrants and the underlying shares by the Underwriter to any person, must be in accordance with the provisions of the Securities Act of 1933, as amended.

     During the period commencing one year after the date of the prospectus and ending four years later, we will file, not more than once, a registration statement under the Securities Act of 1933, as amended, registering the shares acquired upon the exercise of the Underwriter's Warrants, at the request of the holders of at least a majority of such shares. All expenses of such registration will be borne by us. Further, in the event we register any of our securities during the five-year period following the effective date of this offering, the holders of the Underwriter's Warrants and/or underlying shares shall have the right to register all or part of the underlying shares in conjunction with the Company's registration statement. In such event, we shall bear the entire cost and expense of registration. The above registration rights will be available upon the exercise of the Warrants.

     It may be expected that the Underwriter's Warrants will be exercised only if it is advantageous to the holders of the Underwriter's Warrants. The value of our common stock may be diluted as a result of the exercise of the Warrants. Therefore, for the life of the Underwriter's Warrants, the holders thereof are given, at a nominal cost, the opportunity to profit from an increase in the market price of our Common Stock. The terms upon which we could obtain capital during the exercise period may be adversely affected. The holders of the Underwriter's Warrants might be expected to exercise the Warrants at a time when we would, in all likelihood, be able to obtain any additionally needed capital on terms more favorable than those provided for in the Underwriter's Warrants. Any gain realized by the Underwriter on the resale of the Underwriter's Warrants or the underlying shares may be deemed to be additional underwriting compensation. The Underwriter's Warrants will contain provisions protecting the holder against dilution of the equity interest represented thereby.

Additional Matters

     ACAP may allow concessions to certain selected dealers who are members of the National Association of Securities Dealers, Inc., and that such dealers may reallow concessions to certain other dealers who are members of the National Association of Securities Dealers, Inc. The amount of such concessions will be determined through negotiations between the Underwriter and the selected dealers or such selected dealers and other dealers, as the case may be.

     We and ACAP have agreed to indemnify each other against certain liabilities, including liabilities arising under the Securities Act of 1933. We have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

     Our management may provide ACAP with a list of certain persons, including our officers, directors and affiliates and others, whom our management believes may be interested in purchasing shares of our common stock in the offering. ACAP may sell the shares to such persons if such persons reside in a state where our common stock can be sold and where ACAP can sell the our shares. Such sales may be made for the express purpose of making sure that all shares offered hereby are sold. Any purchases made by officers, directors or affiliates will be for investment purposes and not for further distribution. ACAP will distribute the Shares according to ACAP's best business judgment and ACAP has no obligation to sell any of the Shares to any person.. In no event will ACAP sell more than 10 percent of the Shares to our officers, directors or affiliates.

"Penny Stock" Rules May Make Buying Or Selling Our Common Stock Difficult.

     Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker-dealers to:

o Make a suitability determination prior to selling a penny stock to the purchaser;

o    Receive the purchaser's written consent to the transaction; and

o    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

OTC Bulletin Board Considerations

     Following the completion of this offering we intend to have our shares quoted on the OTC Bulletin Board ("OTCBB"). The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

     Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has limited standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

     Investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors' orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

     Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders
- an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution. Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

     Although we intend to attempt to have our shares quoted on the bulletin board, we do not expect that there will be any active market for our shares.

Selling Shareholders

     The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately negotiated transactions;

     o    short sales;

     o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

     The selling shareholders may also sell shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

     Notwithstanding anything else contained in this section to the contrary, those selling shareholders that are officers, directors or 10% or greater shareholders are deemed to be affiliates of the Company and will, during this offering, offer the shares at $.50 per share. These affiliates may be deemed to be "underwriters" under the rules and regulations of the Securities and Exchange Commission.

     The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

     The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We have agreed to pay all fees and expenses incident to the registration of the shares, including certain fees and disbursements of counsel to the selling shareholders. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling shareholders have also agreed to indemnify us, our directors, officers, agents and representatives against certain liabilities, including certain liabilities under the Securities Act. The selling shareholders and other persons participating in the distribution of the shares offered hereby are subject to the applicable requirements of Regulation M promulgated under the Securities Exchange Act of 1934 in connection with the sales of the shares

                             SELLING SHAREHOLDERS


     The following table details the name of each selling shareholder, the number of shares owned by the selling shareholder, and the number of shares that may be offered for resale under this Prospectus. Because each selling shareholder may offer all, some or none of the shares it holds, and because there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling stockholder after the offering can be provided. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling shareholders. Except as indicated, none of the selling shareholders has had a significant relationship with us within the past three years, other than as a result of the ownership of our shares or other securities. Unless otherwise indicated, the selling shareholders have sole voting and investment power with their respective shares. The selling shareholders will sell their shares at $.50 per share until our securities are listed on the OTC Bulletin Board or other specified market and thereafter at prevailing market prices or at privately negotiated prices. Those selling shareholders that are officers, directors or 10% or greater shareholders are deemed to be affiliates of the Company and will, during this offering, offer the shares at $.50 per share. These affiliates may be deemed to be "underwriters" under the rules and regulations of the Securities and Exchange Commission.



                                      Number of Common
                                     Shares Beneficially       Common Shares
Name of Selling Stockholder        Owned Prior to Offering    Offered Hereby (1)
--------------------------------   -----------------------    ------------------

Larsen, Paul                               660,000                660,000

Scharmann, Mark A.                          60,000                 60,000
Knudson, David                              50,000                 50,000
Taylor, Elliott N.                          50,000                 50,000
Lehmberg, David                             25,000                 25,000
Stagg, Niel                                 25,000                 25,000
Scharmann, Stephen                          10,000                 10,000
Scharmann, Darrell L.                       20,000                 20,000
Chapman Spira & Carson, LLC (2)             12,500                 12,500
David Anthony Investments (3)               12,500                 12,500
Witz, Barry                                 12,500                 12,500
First Atlantis Trading Corp. (4)            12,500                 12,500
Hyacinth Resources (5)                      12,500                 12,500
Roycemore Corp. (6)                         52,500                 52,500
Grilz, Richard                              10,000                 10,000
Kaminska, Curtis                            10,000                 10,000
OM Capital Corp. (7)                        20,000                 20,000
Grilz, Bill                                 10,000                 10,000
Yamashita, Betty Hong                        4,000                  4,000
Dolan, John W.                               4,000                  4,000
Marriott, Rodney G.                          4,000                  4,000
Hall, Wade D.                               10,000                 10,000
George, Lawrence E.                         10,000                 10,000
Hanley, Lori                                12,500                 12,500
Petersen, Robert                            10,000                 10,000
Rubin, Mike                                  5,000                  5,000
Maxfield, Brent                             12,500                 12,500
Warsinske, Michael                          12,500                 12,500
Croft Investments LTP (8)                   25,000                 25,000
Rod H. Larsen                               25,000                 25,000
Richard S. Robinson                         25,000                 25,000
Dan Rich                                     4,000                  4,000
Cory Powers                                 10,000                 10,000


     (1) The selling shareholders may, but are not required to, sell shares in connection with this offering.
     (2) The control person of this shareholder is Robert Spira.
     (3) The control person of this shareholder is David A. Logan.
     (4) The control person of this shareholder is Lynn Tanner.
     (5) The control person of this shareholder is Douglas P. Morris, a director of Ogden Golf.
     (6) The control person of this shareholder is Mark Scharman, the president of Ogden Golf.
     (7) The control person of this shareholder is William Glaser.
     (8) The control person of this shareholder is Milton Bararosh.

     The selling shareholders also include the following holders of our Series A Preferred Stock.

                        Series A    Convertible   Common
                        Preferred   Into          Shares
                        Stock       Common        Offered
                        ---------   -----------   -------
Hyacinth Resources       70,000      700,000      700,000
Mark A. Scharmann        20,000      200,000      200,000
Northcliffe Consulting    5,000       50,000       50,000


     The following selling  shareholders have material  relationships with Ogden
Golf:

      Paul Larsen          Director of Ogden Golf and president and director of
                           Subsidiary

      Mark Scharmann       President and a director of Ogden Golf, Mr. Scharmann
                           is a control person of selling shareholder Roycemore
                           Corporation

      Hyacinth Resources   owned by Douglas P, Morris, vice president and a
                           director of Ogden Golf

      Robert Peterson      Secretary, Treasurer and Director of Ogden Golf

      Curtis Kaminska      Director of Ogden Golf.

     None of the selling shareholders are broker-dealers or are affiliated with a broker-dealer. Lori Hanley, a selling shareholder, is the wife of Patrick Hanley who is employed as a broker for ACAP, the underwriter of this offering.


                             CERTAIN TRANSACTIONS

     In connection with our formation, Paul Larsen our president purchased the assets of an existing retail golf shop from an unrelated third party through a combination of bank debt and personal funds. We acquired the assets totaling $188,517 and assumed liabilities totaling $142,047 in exchange for issuing Mr. Larsen 500,000 shares of our common stock.

     In 2001, the Company loaned $12,480 to Paul Larsen, our president. Such loan is due December 31, 2003. No interest accrues on such loan and the loan is unsecured.

     Paul Larsen, the President of the Company, has personally guaranteed our loan from Barnes Bank.

     Hyacinth Resources, Inc., an affiliate of Douglas P. Morris, a director of the Company, purchased 70,000 shares of our Series A Preferred Stock from us for $14,000. The 70,000 shares of Series A Preferred Stock are convertible into 700,000 shares of our common stock if certain conditions are met.

     Mark A. Scharmann, an officer and director of the Company, purchased 20,000 shares of our Series A Preferred Stock from us for $4,000. The 20,000 shares of Series A Preferred Stock are convertible into 200,000 shares of our common stock if certain conditions are met.

     Officers and stockholders of Ogden Golf have made loans to Ogden Golf which are currently outstanding. Each of these loans in payable on demand bears interest at 10% per annum and is unsecured. The following chart provides information about these loans:

      Lender                   Date of Loan     Loan Amount
      ------                   ------------     -----------

      Roycemore Corporation    7/15/03          $  5,000
      Roycemore Corporation    8/02/03          $  2,500
      Roycemore Corporation    8/15/03          $ 10,000
      Roycemore Corporation    12/05/03         $  1,250
      Roycemore Corporation    12/09/03         $  1,250
      Mark Scharmann           1/24/04          $  1,000
      Mark Scharmann           2/07/04          $  3,000
      Curtis Kaminska          2/11/04          $  2,500


                               LEGAL PROCEEDINGS

     We are not a party to any material legal proceedings.

                       SHARES ELIGIBLE FOR FUTURE SALE

     As of the date of this prospectus, we have 1,238,500 shares of common stock issued and outstanding. We also have outstanding 95,000 shares of Series A preferred stock which is convertible into 950,000 shares of our common stock. All of these shares have been registered under the Securities Act for resale by the holders. We are unable to estimate the amount, timing or nature of future sales of outstanding common stock. Sales of substantial amounts of the common stock in the public market may hurt the stock's market price.

     Prior to this offering, there has been no market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock in the public market could adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

     We have registered all outstanding shares pursuant to the registration statement of which this prospectus is a part.

     All of the shares offered by the Company and sold in this offering (minimum of 250,000 and a maximum of 2,000,000 will be freely tradeable without restriction or further registration under the Securities Act, unless the shares are purchased by "affiliates" of Ogden Golf, as that term is defined in Rule 144 under the Securities Act. The shares offered by the selling shareholders may be sold as described in the "Selling Shareholders" section of this prospectus. For those securities which are issued in the future but not registered, may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

     In general, under Rule 144, a person who has owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     o 1% of the number of shares of common stock then outstanding, or

     o the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

     Sales under Rule 144 are also governed by manner of sale provisions and notice requirements and current public information about us must be available.

     In addition, a person who is deemed not to have been our affiliate at any time during the three months preceding a sale by him or her and who has beneficially owned his or her shares for at least two years, may sell the shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements, or the availability of current information we refer to above.

                                    EXPERTS


     Our June 30, 2003 financial statements and schedule included in this prospectus and in the registration statement have been audited by Spector & Wong, CPA's, independent certified public accountants, to the extent and for the periods detailed in their reports, and which appear in this prospectus and in the registration statement, and are included in reliance upon those reports given as a result of the authority of that firm as experts in accounting and auditing.


     Our June 30, 2002 and 2001 financial statements and schedule included in this prospectus and in the registration statement have been audited by Wisan, Smith Racker & Prescott, LLP, CPA's, ("WSRP") independent certified public accountants, to the extent and for the periods detailed in their reports, and which appear in this prospectus and in the registration statement, and are included in reliance upon those reports given as a result of the authority of that firm as experts in accounting and auditing.


     On September 1, 2003 the Board of Directors of Ogden Golf , upon recommendation of its Board of Directors, dismissed WSRP as Ogden Golf's independent accountants and appointed the firm of Spector & Wong, to serve as independent public accountants of the Company for the fiscal year ending June 30, 2003.

     WSRP's report on our financial statements for the fiscal year ended June 30, 2002 did not contained any qualification. Spector & Wong's report on our financial statements for the fiscal year ended June 30, 2003 contained a qualified opinion as to the uncertainty of Ogden Golf to continue as a going concern qualification.

     During the years ended June 30, 2002 and 2001 and through the date hereof, there were no disagreements with WSRP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to WSRP's satisfaction, would have caused them to make reference to the subject matter of such disagreements in connection with their report on our financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

     We provided WSRP with a copy of the foregoing disclosures. Attached to the registration statement of which this prospectus is a part as Exhibit 99.1, is a copy of WSRP's letter, dated March 3, 2004, stating its agreement with such statements.

     During the years ended June 30, 2002 and 2001 and through the date hereof, we did not consult with Spector & Wong with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and
(ii) of Regulation S-K.


                                 LEGAL MATTERS

     Certain legal matters in connection with this offering have been passed upon for us by the law firm of Cohne, Rappaport & Segal, attorneys at law, 525 East 100 South, Fifth Floor, Salt Lake City, Utah, 84102. Northcliffe Consulting, L.L.C., an affiliate of A.O. Headman, Jr., owns 5,000 shares of our Series A Preferred Stock. Mr. Headman is a shareholder in Cohne, Rappaport & Segal.

                     DISCLOSURE OF COMMISSION POSITION ON
                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

                     WHERE YOU CAN FIND MORE INFORMATION

     This prospectus forms part of a registration statement on Form SB-2 that we filed with the SEC under the Securities Act with respect to the shares and contains all the information which we believe is significant to you in considering whether to make an investment in our common stock. We refer you to the registration statement for further information about us, our common stock and this offering, including the full texts of exhibits, some of which have been summarized in this prospectus. At your request, we will provide you, without charge, a copy of any exhibits to the registration statement incorporated by reference in this Prospectus.

     If you want more information, write or call us at: 1781 Washington Boulevard, Ogden, Utah 84401, and our telephone number is (810) 627-4442; Attn:
Paul Larsen.

     Upon the effectiveness of the registration statement of which this prospectus forms a part, we will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and will file reports and other information with the SEC as required under the Exchange Act. Such reports and other information filed by the Company are available for inspection and copying at the public reference facilities of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20459. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, that file electronically with the SEC.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY BE ACCURATE ONLY ON THE DATE OF THIS DOCUMENT.

OGDEN GOLF CO. CORPORATION

BALANCE SHEET (Unaudited)
December 31, 2003
--------------------------------------------------------------------------------

                           ASSETS
Current Assets
   Cash                                                              $  8,404
   Inventories                                                         19,154
   Prepaid insurance                                                      412
                                                                    ----------
      Total current assets                                             27,970
                                                                    ----------
Property and Equipment, net of accumulated depreciation
   of $9,687                                                           97,913

Other Assets
   Loan cost, net of accumulated amortization of $1,612                   586
   Investments                                                          4,000
   Loan to stockholder                                                 12,480
                                                                    ----------
      Total other assets                                               17,066
                                                                    ----------

    TOTAL ASSETS                                                     $ 142,949
                                                                    ==========
       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
  Accounts payable                                                   $  6,228
  Accrued expenses                                                     12,840
  Unearned income                                                         265
  Notes payable to stockholders                                        30,000
  Short-term liabilities                                               34,401
  Current portion of long-term debt                                    10,225
                                                                    ----------
    Total current liabilities                                          93,959
                                                                    ----------

Long-term debt                                                        101,008

Stockholders' Equity (Deficit)
  Series A Preferred stock, $0.20 stated value, authorized
    100,000 shares; issued and outstanding 95,000 shares               19,000
  Common stock, no par value, authorized 100,000,000 shares;
    issued and outstanding 1,238,500 and 1,109,500 shares,
    respectively                                                      171,970
  Accumulated deficit                                                (242,988)
                                                                    ----------
    Total stockholders' equity (deficit)                              (52,018)
                                                                    ----------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)             $142,949
                                                                    ==========

See Notes to Interim Unaudited Financial Statements

OGDEN GOLF CO. CORPORATION

STATEMENTS OF OPERATIONS (Unaudited)


                                       For three months        For six months
                                            ended                  ended
                                         December 31,            December 31,
                                       2003       2002         2003      2002
--------------------------------------------------------------------------------
Sales                                $ 11,896   $ 10,856     $ 37,377  $ 40,001

Cost of Sales
                                        6,905      7,406       24,055    30,493
                                   ---------------------------------------------
  Gross Profit                          4,991      3,450       13,322     9,508

Selling, general and
 administrative expenses               14,785     16,083       28,909    37,894
                                   ---------------------------------------------

  Operating (loss)                     (9,794)   (12,633)     (15,587)  (28,386)

Other (expenses):
  Interest expenses                    (2,761)      (674)      (5,603)   (3,966)
                                   ---------------------------------------------

   Net (loss) before taxes            (12,555)   (13,307)     (21,190)  (32,352)

Provision for income taxes                  0          0            0         0
                                   ---------------------------------------------

Net (loss)                           $(12,555)  $(13,307)    $(21,190) $(32,352)
                                   =============================================

Basic and diluted net (loss) per
 share                               $  (0.01)  $  (0.01)    $  (0.02) $  (0.03)
                                   =============================================

Weighted average number of common
 shares                             1,233,500  1,157,000    1,233,500 1,133,250


See Notes to Interim Unaudited Financial Statements

OGDEN GOLF CO. CORPORATION

STATEMENTS OF CASH FLOWS (Unaudited)


For the six months ended December 31,                         2003        2002
--------------------------------------------------------------------------------
Cash Flow from Operating Activities:
  Net (loss)                                               $(21,190)   $(32,352)
  Adjustments to reconcile net (loss) to net cash
   (used in) operations:
    Depreciation and amortization                             1,504       1,558
    Stock for services                                            -       1,000
  Decrease in:
     Inventories                                              9,096       7,622
     Prepaids and other assets                                   50         (40)
  Increase (decrease) in:
     Accounts payable and accrued expenses                  (15,541)     (8,284)
     Unearned income                                              -         400
                                                           ---------------------
  Net cash flow (used in) operating activities              (26,081)    (30,096)
                                                           ---------------------

Cash Flow from Investing Activities                               -          -
                                                           ---------------------

Cash Flow from Financing Activities:
  Additions to short-term liabilities                        10,399        710
  Repayments of long-term debt                               (5,233)    (5,581)
  Proceeds from issuance of common stock                          -     12,000
  Proceeds from issuance of preferred stock                       -     14,000
  Cash received from stockholders' loan                      20,000      7,500
                                                           ---------------------
  Net cash flow provided by financing activities             25,166     28,629
                                                           ---------------------

    Net (decrease) in cash                                     (915)    (1,467)

Cash balance at beginning of period                           9,319     17,148
                                                           ---------------------

Cash balance at end of period                              $  8,404     15,681
                                                           =====================

Supplemental Disclosures of Cash Flow Information
   Interest Paid                                           $  4,832    $ 3,966

   Income Taxes Paid                                       $      -    $   100


See Notes to Interim Unaudited Financial Statements

OGDEN GOLF CO. CORPORATION

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS

Ogden Golf Co. Corporation ("the Company") was incorporated in Utah on May 10, 2000. The Company is engaged in the marketing and sales of golf equipment and supplies to customers generally located in the state of Utah.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Presentation of Interim Information The accompanying financial information at December 31, 2003 and for the three and six months ended December 31, 2003 and 2002 is unaudited, but includes all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of the financial information set forth herein, in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") for interim financial information, and with the instructions to its registration statement on Form SB-2. Accordingly, such information does not include all of the information and footnotes required by U.S. GAAP for annual financial statements. For further information, refer to the financial statements and footnotes thereto included in the Company's registration statement on Form SB-2 for the year ended June 30, 2003.

The results for the three and six months ended December 31, 2003 may not be indicative of results for the year ending June 30, 2004 or any future periods.

Income (Loss) Per Common Share The Company accounts for income (loss) per share in accordance with SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires that presentation of basic and diluted earnings per share for entities with complex capital structures. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity. Diluted net loss per common share does not differ from basic net loss per common share since potential shares of common stock from the conversion of preferred stock are anti-dilutive for the period presented. Equivalent common shares excluded from diluted net (loss) per share totalled 950,000 and 750,000 for the six months ended December 31, 2003 and 2002, respectively.

NOTE 3 - LIQUIDITY

At June 30, 2003, the Company reported an accumulated deficit of $221,798, incurred a net loss of $80,213 and used $49,011 of cash in operations during the year ended June 30, 2003. For the six month period ending December 31, 2003, the Company reported an accumulated deficit of $242,988, incurred a net loss of $21,190 and used $26,081 of cash in operations.

The Company is currently funded either through debt financing or equity financing. The Company plans to register with the Securities and Exchange Commission and list the Company's stock on a public exchange in order to attract additional investment capital. Management believes that such actions will have a positive effect on the Company's results of operations going forward and, as a result, believes it will have sufficient capital resources to meet its current obligations. In the event that such cash from operations is insufficient to sustain ongoing operations, the Company may be required to seek additional external funding. There can be no assurance that such funding can be obtained on terms acceptable to the Company.


NOTE 4 - NOTES PAYABLE TO STOCKHOLDERS

The Company had notes payable to stockholders in the amounts of $30,000 as of December 31, 2003. The notes bear interest at 10% per annum, unsecured and due on demand.

OGDEN GOLF CO. CORPORATION

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 5 - PREFERRED STOCK

The Company is authorized to issue 5,000,000 shares of no par value preferred stock. On December 19, 2002 the Company designated 100,000 shares of preferred stock as "Series A Preferred Stock." Series A preferred stock has a stated value of twenty cents. As of December 31, 2003, the Company had 95,000 shares of Series A preferred stock issued and outstanding. The preferred stock is either to be redeemed by the Company at the stated value or convertible to common stock at a ratio of 10 shares of common stock to 1 share of preferred stock if either of two contingencies occur: 1) The company shows a net profit for any period through June 30, 2005; or 2) the total stockholders' equity balance of the Company increases more than $100,000 between June 30, 2002 and June 30, 2005. As of December 31, 2003, none of these contingencies occurred. The holders of Series A preferred stock shall have no voting rights prior to conversion of the Series A preferred stock into common stock. No dividends shall accrue or be payable on the Series A preferred stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A preferred stock shall be entitle to be paid in full an amount equal to twenty cents per share.

As of December 31, 2002, the Company had 75,000 shares of Series A preferred stock issued and outstanding.

NOTE 6 - NET (LOSS) PER SHARE

The following table sets forth the computation of basic and diluted net loss per share:


                                      For three months        For six months
                                           ended                  ended
                                        December 31,            December 31,
                                     2003        2002        2003       2002
                                 -----------------------------------------------
Numerator:
  Net (loss)                     $  (12,555) $  (13,307) $  (21,190) $  (32,352)
Denominator:
  Weighted average common share
    outstanding                   1,233,500   1,157,000   1,233,500   1,133,250

Basic and diluted net (loss)
  per share                      $    (0.01) $    (0.01) $    (0.02) $    (0.03)


NOTE 7 - SEGMENT INFORMATION

The Company is currently managed and operated as one business. The entire business is managed by a single management team that reports to the Company's President. The Company does not operate separate lines of business or separate business entities with respect to any of its product candidates. Accordingly, the Company does not prepare discrete financial information with respect to separate product areas or by location and dose not have separately reportable segments as defined by SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information".

NOTE 8 - GUARANTEES

The Company from time to time enters into certain types of contracts that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to: (i) divestiture agreements, under which the Company may provide customary indemnifications to purchasers of the Company's businesses or assets; and (ii) certain agreements with the Company's officers, directors and employees, under which the Company may be required to indemnify such persons for liabilities arising our of their employment relationship.

OGDEN GOLF CO. CORPORATION

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 8 - GUARANTEES (Continued)

The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligation cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on its balance sheet as of December 31, 2003.

In general, the Company offers a one-year warranty for most of the products it sold. To date, the Company has not incurred any material costs associated with these warranties.

NOTE 9 - WHOLLY OWNED SUBSIDIARY

In January 2003 the Company formed Ogden Discount Golf, Inc. as a wholly-owned subsidiary. The Company intends to transfer its retail golf operations and related assets and liabilities to the subsidiary. At December 31, 2003, the subsidiary was inactive and none of the Company's operations, assets or liabilities had been transferred to the subsidiary.

HAROLD Y. SPECTOR, CPA         SPECTOR & WONG, LLP          80 SOUTH LAKE AVENUE
CAROL S. WONG, CPA         Certified Public Accountants     SUITE  723
                                (888) 584-5577              PASADENA, CA 91101
                              FAX  (626) 584-6447








                         INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and stockholders of Ogden Golf Co. Corporation


We have audited the accompanying balance sheet of Ogden Golf Co. Corporation (a Utah corporation), as of June 30, 2003, and the related statements of operations, changes in stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Ogden Golf Co. Corporation for year ended June 30, 2002 were audited by other auditors whose report dated September 12, 2002, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ogden Golf Co. Corporation as of June 30, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's operating losses and working capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note
3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Spector and Wong, LLP
Pasadena, California
December 16, 2003

OGDEN GOLF CO. CORPORATION

BALANCE SHEETS
                                                                 June 30,
                                                        ------------------------
                                                            2003         2002
--------------------------------------------------------------------------------
                            ASSETS
Current Assets
   Cash                                                 $    9,319   $   17,148
   Inventories                                              28,251       40,719
   Prepaid insurance                                           462          401
                                                        ------------------------
      Total current assets                                  38,032       58,268
                                                        ------------------------
Property and Equipment, net of accumulated depreciation
   of $8,403 and $5,726, respectively                       99,197      101,874
Other Assets
   Loan cost, net of accumulated amortization of $1,392
     and $952, respectively                                    806        1,246
   Investments                                               4,000        4,000
   Loan to stockholder                                      12,480       12,480
                                                        ------------------------
      Total other assets                                    17,286       17,726
                                                        ------------------------
    TOTAL ASSETS                                        $  154,515   $  177,868
                                                        ========================

        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
  Accounts payable                                      $   18,137   $   14,809
  Accrued expenses                                          16,472        3,887
  Unearned income                                              265        1,500
  Notes payable to stockholders                             10,000        2,500
  Short-term liabilities                                    24,003       22,302
  Current portion of long-term debt                         10,225        9,441
                                                        ------------------------
    Total current liabilities                               79,102       54,439
                                                        ------------------------
Long-term debt                                             106,241      118,044
Stockholders' Equity (Deficit)
   Series A Preferred stock, $0.20 stated value,
    authorized 100,000 shares; issued and outstanding
    95,000 shares                                           19,000            -
  Common stock, no par value, authorized 100,000,000
   shares; issued and outstanding 1,238,500 and
   1,109,500 shares, respectively                          171,970      146,970
  Accumulated deficit                                     (221,798)    (141,585)
                                                        ------------------------

    Total stockholders' equity (deficit)                   (30,828)       5,385
                                                        ------------------------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT) $ 154,515      177,868
                                                        ========================

See Notes to Financial Statements

OGDEN GOLF CO. CORPORATION

STATEMENTS OF OPERATIONS

For the years ended June 30,                            2003        2002
--------------------------------------------------------------------------------

Sales                                                $   86,672  $  108,095

Cost of Sales                                            64,451      79,414
                                                    ------------------------

  Gross Profit                                           22,221      28,681

Selling, general and administrative expenses             89,988      78,107
                                                    ------------------------

  Operating (loss)                                      (67,767)    (49,426)

Other (expenses):
  Interest expenses                                     (12,346)    (13,617)
                                                    ------------------------

   Net (loss) before taxes                              (80,113)    (63,043)

Provision for income taxes                                  100         100
                                                    ------------------------

Net (loss)                                           $  (80,213)  $ (63,143)
                                                    ========================

Basic and diluted net (loss) per share               $    (0.07)  $   (0.06)
                                                    ========================

Weighted average number of common
shares                                                1,176,375   1,022,204


See Notes to Financial Statements

OGDEN GOLF CO. CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

For the years ended June 30, 2003 and 2002
------------------------------------------

                                                                  Stock
                           Preferred Stock      Common Stock     Subscrip-   Accumu-
                           ------------------------------------    tion      lated
                           Shares   Amount    Shares    Amount   Receivable  Deficit    Total
------------------------------------------------------------------------------------------------
Balance at June 30, 2001        -  $     -    942,500  $106,470   $(2,500)  $ (78,442) $ 25,528

Issuance of common stock:
   Sale of common stock         -        -    179,500    43,000         -           -    43,000
   Stock subscription           -        -    (12,500)   (2,500)    2,500           -         -

Net (loss) for the year         -                   -         -               (63,143)  (63,143)
                           ---------------------------------------------------------------------
Balance at June 30, 2002        -        -  1,109,500   146,970         -    (141,585)    5,385

Issuance of preferred
stock:
  Sale of preferred stock  90,000   18,000          -         -         -           -    18,000
  Legal fees                5,000    1,000          -         -         -           -     1,000

Issuance of common stock
 for cash                       -        -    129,000    25,000         -           -    25,000

Net (loss) for the year         -        -          -         -         -     (80,213)  (80,213)
                           ---------------------------------------------------------------------

Balance at June 30, 2003   95,000  $19,000  1,238,500  $171,970     $  -    $(221,798) $(30,828)


See Notes to Financial Statements

OGDEN GOLF CO. CORPORATION

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------



For the years ended June 30,                                  2003       2002
--------------------------------------------------------------------------------
Cash Flow from Operating Activities:
  Net (loss)                                                $(80,213)  $(63,143)
  Adjustments to reconcile net (loss) to net cash
  (used in) operations:
    Depreciation and amortization                              3,117      3,117
    Stock for services                                         1,000          0
  (Increase) Decrease in:
     Inventories                                              12,468     17,999
     Prepaids and other assets                                   (61)     2,997
  Increase (decrease) in:
     Accounts payable and accrued expenses                    15,913        127
     Unearned income                                          (1,235)     1,200
                                                            --------------------
  Net cash (used in) operating activities                    (49,011)   (37,703)
                                                            --------------------
Cash Flow from Investing Activities                                -          -
                                                            --------------------

Cash Flow from Financing Activities:
  Additions to short-term liabilities                          1,701      2,493
  Repayments of long-term debt                               (11,019)    (8,586)
  Cash received from stockholders' loan                        7,500      2,500
  Proceeds from issuance of preferred stock                   18,000          -
  Proceeds from issuance of common stock                      25,000     43,000
                                                            --------------------
  Net cash flow provided by financing activities              41,182     39,407
                                                            --------------------

    Net increase (decrease) in cash                           (7,829)     1,704

Cash balance at beginning of year                             17,148     15,444
                                                            --------------------

Cash balance at end of year                                 $  9,319   $ 17,148
                                                            ====================

Supplemental Disclosures of Cash Flow Information
   Interest Paid                                            $ 11,533   $ 13,617
   Income Taxes Paid                                        $    100   $    100


See Notes to Financial Statements

OGDEN GOLF CO. CORPORATION

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS

Ogden Golf Co. Corporation ("the Company") was incorporated in Utah on May 10, 2000. The Company is engaged in the marketing and sales of golf equipment and supplies to customers generally located in the state of Utah.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Revenue Recognition Revenue is recognized at the point of sales or as goods are delivered to and accepted by customers and are billable, provided that no significant obligations remain and collectibility is reasonably assured. Recognition of revenue from sale of gift certificates is deferred until the certificates are redeemed for merchandise or expire one year from date of purchase.

Cash and Cash Equivalents For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments The carrying amounts of the financial instruments have been estimated by management to approximate fair value.

Inventories Inventories are valued at the lower of cost or market (first-in, first-out) or net realizable value.

Property and Equipment Property and equipment are valued at cost. Maintenance and repair costs are charged to expenses as incurred. Depreciation is computed on the straight-line method based on the estimated useful lives of the assets, generally 5 to 39 years. Depreciation expense for years ended June 30, 2003 and 2002 was both $2,677.

Amortization of Loan Cost Loan cost is stated at cost and are amortized using the straight-line method over the life of the loan, which is 5 years.

Investment The Company owns twelve collectible sets of golf clubs that were purchased at a cost of $4,000. The company has no intention to sell any of the collectible sets in the near future. The Company recorded this purchase as an investment.

Income Taxes Income tax expense is based on pretax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. Valuation allowances are established, if necessary, to reduce deferred tax assets to the amount that will more likely than not be realized.

Advertising Costs All costs associated with advertising and promoting the Company's goods and services are expensed as incurred. Advertising expense for the years ended June 30, 2003 and 2002 was $1,830 and $4.812, respectively.

Derivatives In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 138, which was issued in June 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments. The Company currently does not use derivative financial products for hedging or speculative purposes and as a result, does not anticipate any impact on the Company's financial statements.

OGDEN GOLF CO. CORPORATION

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income (Loss) Per Common Share The Company accounts for income (loss) per share in accordance with SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires that presentation of basic and diluted earnings per share for entities with complex capital structures. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity. Diluted net loss per common share does not differ from basic net loss per common share since potential shares of common stock from the conversion of preferred stock are anti-dilutive for the period presented. Equivalent common shares excluded from diluted net (loss) per share totalled 950,000 for year ended June 30, 2003. None for fiscal 2002.

Recent Accounting Pronouncements In November 2002, the Emerging Issues Task Force (EITF) reached a consensus on Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." Issue 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of Issue 00-21 will apply to revenue arrangements entered into fiscal periods beginning after June 15, 2003. The Company does not expect adoption to have a material impact on its financial position or results of operations.

     In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees Including Indirect
Guarantees of Indebtedness of Others." Interpretation 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, Interpretation 45 requires disclosures about the guarantees that an entity has issued, including a rollforward of the entity's product warranty liabilities. The Company will apply the recognition provisions of Interpretation 45 prospectively to guarantees issued after December 31, 2002. The Company is currently in the process of evaluating the potential impact that the adoption of Interpretation 45 will have on its financial statements.

     On December 31, 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition to SFAS No. 123's fair value method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 and APB Opinion No. 28, "Interim Financial Reporting," to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. While SFAS No. 148 does not amend SFAS No. 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of SFAS No. 148 are applicable to all companies with stock-based employee compensation, regardless of whether they account for that compensation using the fair value method of SFAS No. 123 or the intrinsic value method of APB Opinion 25. The company will adopt the disclosure requirement, if applicable.

     In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities," an interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements." Interpretation 46 establishes accounting guidance for consolidation of variable interest entities that function to support the activities of the primary beneficiary. Interpretation 46 applies to any business enterprise, both public and private, that has a controlling interest, contractual relationship or other business relationship with a variable interest entity. The Company believes it has no investment in or contractual relationship or other business relationship with a variable interest entity and therefore the adoption did not have any impact on the Company's financial position or results of operations. However, if the Company enters into any such arrangement with a variable interest entity in the future, the Company's financial position or results of operations may be adversely impacted.

OGDEN GOLF CO. CORPORATION

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133, clarifies when a derivative contains a financing component, amends the definition of an "underlying" to conform it to the language used in FASB Interpretation No. 45, "Guarantor Accounting and Disclosure Requirements for Guarantees, Including Indirect
Guarantees of Indebtedness of Others" and amends certain other existing pronouncements. The Company does not have any derivative financial instruments. The Company does not anticipate that the adoption of SFAS No. 149 will have an impact on its financial position or results of operations.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This Statement requires that certain instruments that were previously classified as equity on the Company's statement of financial position now be classified as liabilities. The Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company is currently evaluing the impact by the adoption of this statement and believes the adoption will not have a material effect on the Company's financial position or results of operations.

NOTE 3- GOING CONCERN

The Company has incurred substantial losses, has accumulated deficit, and needs additional working capital. Those matters raise substantial doubt about the Company's ability to continue as a going concern. Management of the Company is developing a plan to reduce operating expenses and obtain an infusion of capital through either public or private investment. The ability of the Company to continue as a going concern is dependent on management's successful reduction of operating expenses and successful capital infusion. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment as of June 30, 2003 and 2002 is summarized as follows :

                                                 June 30,
                                               2003    2002
                                             -----------------
          Building and improvements          $ 96,600 $ 96,600
          Equipment                             1,000    1,000
          Land                                 10,000   10,000
                                             -----------------
                                              107,600  107,600

          Less accumulated depreciation        (8,403)  (5,726)
                                             -----------------

            Property and Equipment, net      $ 99,197 $101,874
                                             =================

NOTE 5 - LOAN TO STOCKHOLDER

Advances made to a shareholder of the Company were $12,480 as of June 30, 2003. The loans are noninterest-bearing with no specified repayment schedule. The loans have been classified as non-current assets as the Company does not expect to be repaid during the next fiscal year. However, the Company believes that full collectibility of these balances will be realized in the ordinary course of business.

OGDEN GOLF CO. CORPORATION

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 6 - SHORT-TERM LIABILITIES

The Company had a business credit bankcard with a financial institution. The credit bankcard has a $30,000 credit limit and carries an interest rate of prime rate plus 8.75% (13% at June 30, 2003). The outstanding balance on this credit bankcard as of June 30, 2003 and 2002 was $24,003 and $22,302, respectively.

NOTE 7- NOTES PAYABLE TO STOCKHOLDERS

The Company had notes payable to related parties in the amounts of $10,000 and $2,500 as of June 30, 2003 and 2002, respectively. The notes bear interest at 10% per annum, unsecured and due on demand.

NOTE 8 - LONG-TERM DEBT

Long-term debt as of June 30, 2003 and 2002 consists of the following:

                                                           June 30,
                                                        2003     2002
                                                     ------------------
          Note payable to a bank, due in monthly
          installments of $1,608, including interest
          at prime plus 1.75%, with a ballon
          payment due in September 2005. Secured
          by real property and equipment             $116,466  $127,485

          Less: current portion                       (10,225)   (9,441)
                                                     ------------------

          Long-term debt                             $106,241  $118,044
                                                     ==================

Maturities of long-term debt are as follows:

                        June 30,         Amount
                        --------        --------
                         2004           $ 10,225
                         2005             11,074
                         2006             95,167
                                        --------
                                        $116,466
                                        ========

NOTE 9 - INCOME TAX

The components of income tax expense related to continuing operations are as follows:


                         Current           $    100
                         Deferred                 -
                                           --------
                                           $    100
                                           ========

As of June 30, 2003, the Company has net operating loss carryforwards, approximately of $217,210 to reduce future taxable income. To the extent not utilized, the carryforwards will begin to expire through 2022. The Company's ability to utilize its net operating loss carryforwards is uncertain and thus a valuation reserve has been provided against the Company's net deferred tax assets.

OGDEN GOLF CO. CORPORATION

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 9 - INCOME TAX (Continued)


The net deferred tax assets consist of the following:



                                            June 30,
                                        2003       2002
             ----------------------------------------------
             Deferred tax assets:
               Net operating loss carryforwards  $ 84,047   $ 27,900
               Contribution carryover                 638        200
               Organizational costs disallowed        234          -
               Less: valuation allowance          (84,919)   (28,100)
                                                 --------------------
             Total net deferred tax assets       $      -   $      -
                                                 ====================

NOTE 10 - PREFERRED STOCK

The Company is authorized to issue 5,000,000 shares of no par value preferred stock. On December 19, 2002 the Company designated 100,000 shares of preferred stock as "Series A Preferred Stock." Series A preferred stock has a stated value of twenty cents. During the year ended June 30, 2003, the Company issued 95,000 shares for a total of $19,000. The preferred stock is either to be redeemed by the Company at the stated value or convertible to common stock at a ratio of 10 shares of common stock to 1 share of preferred stock if either of two contingencies occur: 1) The company shows a net profit for any period through June 30, 2005; or 2) the total stockholders' equity balance of the Company increases more than $100,000 between June 30, 2002 and June 30, 2005. The holders of Series A preferred stock shall have no voting rights prior to conversion of the Series A preferred stock into common stock. No dividends shall accrue or be payable on the Series A preferred stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A preferred stock shall be entitle to be paid in full an amount equal to twenty cents per share.

NOTE 11 - NET (LOSS) PER SHARE

The following table sets forth the computation of basic and diluted net loss per share:

                                                             For years ended
                                                                 June 30,
                                                             2003        2002
                                                         -----------------------
           Numerator:
             Net (loss)                                  $  (80,213) $  (63,143)

           Denominator:
             Weighted average common shares outstanding   1,176,375   1,022,204

           Basic and diluted net (loss) per share        $    (0.07) $    (0.06)

OGDEN GOLF CO. CORPORATION

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 12 - SEGMENT INFORMATION

The Company is currently managed and operated as one business. The entire business is managed by a single management team that reports to the Company's President. The Company does not operate separate lines of business or separate business entities with respect to any of its product candidates. Accordingly, the Company does not prepare discrete financial information with respect to separate product areas or by location and dose not have separately reportable segments as defined by SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information".

NOTE 13 - GUARANTEES

The Company from time to time enters into certain types of contracts that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to: (i) divestiture agreements, under which the Company may provide customary indemnifications to purchasers of the Company's businesses or assets; and (ii) certain agreements with the Company's officers, directors and employees, under which the Company may be required to indemnify such persons for liabilities arising our of their employment relationship.

The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligation cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on its balance sheet as of June 30, 2003.

In general, the Company offers a one-year warranty for most of the products it sold. To date, the Company has not incurred any material costs associated with these warranties.

NOTE 14 - WHOLLY OWNED SUBSIDIARY

In January 2003 the Company formed Ogden Discount Golf, Inc. as a wholly-owned subsidiary. The Company intends to transfer its retail golf operations and related assets and liabilities to the subsidiary. At June 30, 2003 the subsidiary was inactive and none of the Company's operations, assets or liabilities had been transferred to the subsidiary.

                           INDEPENDENT AUDITORS' REPORT


Board of Directors
Ogden Golf Co. Corporation
Ogden, Utah

We have audited the accompanying balance sheets of Ogden Golf Co. Corporation (a Utah corporation) as of June 30, 2002 and 2001, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ogden Golf Co. Corporation as of June 30, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information in Schedule 1 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ Wisan, Smith, Racker & Prescott, LLP.
Salt Lake City, Utah
September 12, 2002

                          OGDEN GOLF CO. CORPORATION
                                BALANCE SHEETS
                            June 30, 2002 and 2001


                                                               2002      2001
                                                             --------  --------
 ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                  $ 17,148  $ 15,444
  Inventories                                                  40,719    58,718
  Prepaid expenses                                                401     3,398
                                                             --------  --------
                        TOTAL CURRENT ASSETS                   58,268    77,560

PROPERTY AND EQUIPMENT                                        101,874   104,552

OTHER ASSETS
  Stockholder notes receivable                                 12,480    12,480
  Loan costs, net of accumulated amortization
    of $952 and $513, respectively                              1,246     1,685
  Investment in collectible assets                              4,000     4,000
                                                             --------  --------

                        TOTAL ASSETS                         $177,868  $200,277
                                                             ========  ========




The accompanying notes are an integral part of the financial statements.

                          OGDEN GOLF CO. CORPORATION
                          BALANCE SHEETS (CONTINUED)
                            June 30, 2002 and 2001


                                                               2002      2001
                                                             --------  --------
  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accoutns payable                                           $ 14,809  $ 13,844
  Short-term liabilities                                       22,302    19,809
  Accrued expenses                                              3,787     4,625
  Unearned income                                               1,500       300
  Current portion of long-term liabilities                      9,441     4,127
  Stockholder note payable                                      2,500         -
  Income taxes payable                                            100       100
                                                             --------  --------
                                TOTAL CURRENT LIABILITIES      54,439    42,805

LONG-TERM LIABILITIES                                         118,044   131,944
--------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
  Preferred stock, no par value
    5,000,000 shares authorized
    No shares issued                                                -         -
  Common stock, no par value
    100,000,000 shares authorized
    1,109,500 and 942,500 shares issued and outstanding       146,970   106,470
  Stock subscriptions receivable                                    -    (2,500)
  Retained deficit                                           (141,585)  (78,442)
                                                             --------  --------
                                TOTAL STOCKHOLDERS' EQUITY      5,835    25,528
                                                             --------  --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $177,868  $200,277





The accompanying notes are an integral part of the financial statements.

                            OGDEN GOLF CO. CORPORATION
                             STATEMENTS OF OPERATIONS
                      Years ended June 30, 2002 and 2001

                                                               2002      2001
                                                             --------  --------
INCOME
  Sales                                                      $108,095  $119,548
  Cost of goods sold                                           79,414    86,345
                                                             --------  --------
                                GROSS PROFIT                   28,681    33,203
EXPENSES
  General and administrative (Schedule 1)                      74,990    87,035
  Depreciation and amortization                                 3,117     3,088
                                                             --------  --------
                                                               78,107    90,123
                                                             --------  --------
                                OPERATING LOSS                (49,426)  (56,920)

OTHER INCOME (EXPENSE)
--------------------------------------------------------------------------------
  Interest expense                                            (13,617)  (16,854)
                                                             --------  --------
                                                              (13,617)  (16,854)
                                                             --------  --------

Loss before income taxes                                      (63,043)  (73,774)

Income tax expense                                                100       100
                                                             --------  --------
                                NET LOSS                     $(63,143) $(73,874)
                                                             ========  ========

Basic and diluted loss per share                             $  (0.06) $  (0.10)
                                                             ========  ========




The accompanying notes are an integral part of the financial statements.

                          OGDEN GOLF CO. CORPORATION
                        STATEMENTS OF STOCKHOLDERS' EQUITY
                      Years ended June 30, 2002 and 2001

                                Common             Stock       Retained
                                Stock          Subscriptions   Earnings
                           Shares     Value     Receivable     (Deficit)    Total
                          ---------  --------  -------------  ----------  --------
Balance June 30, 2000       650,000  $ 61,470  $           -  $  (4,568)  $ 56,902

Issuance of common stock:
Sale of common stock        280,000    42,500              -          -     42,500

Stock subscriptions          12,500     2,500         (2,500)         -          -

Net loss for year                 -         -              -    (73,874)   (73,874)
                          ---------  --------  -------------  ----------  --------
Balance June 30, 2001       942,500   106,470         (2,500)   (78,442)    25,528

Issuance of common stock:
Sale of common stock        179,500    43,000              -          -     43,000

Stock subscriptions         (12,500)   (2,500)         2,500          -          -

Net loss for year                 -         -              -    (63,143)   (63,143)
                          ---------  --------  -------------  ----------  --------

Balance June 30, 2002     1,109,500  $146,970   $          -  $(141,585)  $  5,385
                          =========  ========  =============  ==========  ========






The accompanying notes are an integral part of the financial statements.

                            OGDEN GOLF CO. CORPORATION
                             STATEMENTS OF CASH FLOWS
                      Years ended June 30, 2002 and 2001

                                                               2002      2001
                                                             --------  --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                   $(63,143) $(73,874)
  Adjustments to reconcile net loss to net
    cash used by operating activities:
    Depreciation                                                2,677     2,648
    Amortization                                                  440       440

  (Increase) decrease in assets:
    Inventories                                                17,999    10,335
    Prepaid expenses                                            2,997     1,216

  Increase (decrease) in liabilities:
    Accounts payable                                              965     6,452
    Accrued expenses                                             (838)     (223)
    Unearned income                                             1,200       300
                                                             --------  --------
                     Net cash used by operating activities    (37,703)  (52,706)

CASH FLOWS FROM INVESTING ACTIVITIES
--------------------------------------------------------------------------------
  Cash paid for purchases of equipment                              -    (6,600)
  Cash loaned to stockholder                                        -   (12,480)
                                                             --------  --------
        Net cash flows from (used by) investing activities          -   (19,080)

CASH FLOWS FROM FINANCING ACTIVITIES
  Cash received from short-term liabilities                     5,368    21,690
  Cash paid to reduce short-term liabilities                   (2,875)   (1,881)
  Cash received from stockholder loan                           2,500         -
  Cash paid to reduce long-term liabilities                    (8,586)   (2,355)
  Cash received from issuance of common stock                  43,000    42,500
                                                             --------  --------
                  Net cash flows from financing activities     39,407    59,954
                                                             --------  --------

                           NET INCREASE (DECREASE) IN CASH
                                      AND CASH EQUIVALENTS      1,704   (11,832)

                                 CASH AND CASH EQUIVALENTS
                                    AT BEGINNIGN OF PERIOD     15,444    27,276
                                                             --------  --------
                                 CASH AND CASH EQUIVALENTS
                                          AT END OF PERIOD   $ 17,148  $ 15,444
                                                             ========  ========

The accompanying notes are an integral part of the financial statements.

                            OGDEN GOLF CO. CORPORATION
                       STATEMENTS OF CASH FLOWS (CONTINUED)
                      Years ended June 30, 2002 and 2001


SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:
                                                               2002      2001
                                                             --------  --------
Cash paid for interest                                       $ 13,617  $ 16,854
Cash paid for income taxes                                   $    100  $    100
Non-cash financing activities:
  Issuance of 12,500 shares of common stock in exchange
    for promise to receive future consideration              $      -  $  2,500








The accompanying notes are an integral part of the financial statements.

                            OGDEN GOLF CO. CORPORATION
                           NOTES TO FINANCIAL STATEMENTS
                              June 30, 2002 and 2001


NOTE 1 -  SIGNIFICANT ACCOUNTING POLICIES
          The Company's accounting policies conform to U.S. generally accepted accounting principles. The following policies are considered to be significant:

          Business Activities
          The Company is engaged in the marketing and sales of golf equipment and supplies to customers generally located in the state of Utah.

          Cash and Cash Equivalents
          Cash equivalents are generally comprised of certain highly liquid investments with original maturities of less than three months.

          Inventories
          Inventories are valued at the lower of cost or market (first-in, first-out), or net realizable value.

          Property and Equipment
          Depreciation expense is computed on the straight-line method in amounts sufficient to write off the cost of depreciable assets over their estimated useful lives.

          Normal maintenance and repair items are charged to costs and expenses as incurred. The cost and accumulated depreciation of property and equipment sold or otherwise retired are removed from the accounts and gain or loss on disposition is reflected in net income in the period of disposition.

          Loan Costs
          Amortization expense is computed on the straight-line method in amounts sufficient to write off loan costs over the life of the loan.

          Revenue Recognition
          The Company generally recognizes revenue when there is persuasive evidence of an arrangement, services have been rendered, the price is fixed and determinable and collectibility is reasonably assured. More specifically, revenue is recognized at the point of sale or as goods are delivered to customers and are billable. Recognition of revenue from sale of gift certificates is deferred until the certificates are redeemed for merchandise or expire one year from date of purchase.

                            OGDEN GOLF CO. CORPORATION
                           NOTES TO FINANCIAL STATEMENTS
                              June 30, 2002 and 2001

NOTE 1 -  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
          Income Taxes
          The Company uses the asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax bases of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax assets to the amount that will more likely than not be realized. Income tax expense is the current tax payable or refundable for the period plus or minus the net change in the deferred tax assets and liabilities.

          Financial Instruments and Concentration of Credit Risk
          The estimated fair values of financial instruments, which include cash equivalents, accounts receivable, accounts payable and accrued expenses, approximate their carrying values because of the short-term maturity of these instruments. Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of stockholder notes receivable.

          Advertising and Promotion
          All costs associated with advertising and promoting the Company's goods and services are expensed in the period incurred

          Use of Estimates in the Preparation of Financial Statements
          The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -  LIQUIDITY
          At June 30, 2002, the Company reported a retained deficit of $141,585, incurred a net loss of $63,143 and used $37,703 cash in operations during 2002. The Company has secured commitments from certain individuals to provide equity funding to the Company during the coming year. The Company also plans to register with the Securities and Exchange Commission and list the Company's stock on a public exchange in order to attract additional investment capital. Management believes that such actions will have a positive effect on the Company's results of operations going forward and, as a result, believes it will have sufficient capital resources to meet its current obligations. In the event that cash from operations are insufficient to sustain ongoing operations, the Company may be required to seek additional external funding. There can be no assurance that such funding can be obtained on terms acceptable to the Company.

                            OGDEN GOLF CO. CORPORATION
                           NOTES TO FINANCIAL STATEMENTS
                            June 30, 2002 and 2001


NOTE 3 -  CASH AND CASH EQUIVALENTS
          The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk with cash and cash equivalents.

NOTE 4 -  PROPERTY AND EQUIPMENT
          Property and equipment as of June 30, 2002 and 2001 are detailed in the following summary:

                                                               2002      2001
                                                             --------- ---------
          Cost:
            Buildings and improvements                       $ 96,600  $ 96,600
            Equipment                                           1,000     1,000
            Land                                               10,000    10,000
                                                             --------- ---------
                                                              107,600   107,600
          Less accumulated depreciation                        (5,726)   (3,048)
                                                             --------- ---------
          Net book value                                     $101,874  $104,552
                                                             ========= =========

NOTE 5 -  STOCKHOLDER LOANS RECEIVABLE
          During the year ended June 30, 2001, the Company loaned $12,480 to one of its stockholders. The loans are noninterest-bearing loans with no specified repayment schedule. The loans have been classified as non-current assets as the Company does not expect to be repaid during the next fiscal year.

NOTE 6 -  INVESTMENT IN COLLECTIBLE ASSETS
          The Company owns 12 collectible sets of golf clubs that were purchased at a cost of $4,000. The Company has no intention to sell any of the collectible sets during the coming year.

NOTE 7 -  SHORT-TERM LIABILITIES
          During the year ended June 30, 2001, the Company opened and utilized a business credit bankcard with a financial institution. The bankcard has a $30,000 limit and bears interest at a variable rate of prime plus 8.75% (13.5% and 15.75% at June 30, 2002 and 2001, respectively).
          Payments during 2002 totaled $3,325 including interest of $2,904 ($1,881 including interest of $1,615 in 2001).

                           OGDEN GOLF CO. CORPORATION
                           NOTES TO FINANCIAL STATEMENTS
                              June 30, 2002 and 2001


NOTE 8 -  UNEARNED INCOME
          At June 30, 2002, the Company had outstanding gift certificates totaling $1,500 ($300 in 2001). The gift certificates will expire on various dates throughout the coming year.

NOTE 9 -  STOCKHOLDER NOTE PAYABLE
          During 2002, the Company executed a note payable to a stockholder in exchange for consideration totaling $2,500. The note bears interest at 10% per annum and will become due during 2003.

NOTE 10 - INCOME TAXES
          The components of income tax expense related to continuing operations are as follows:

                                                               2002      2001
                                                             --------- ---------
          Current                                            $    100  $    100
          Deferred                                                  -         -
                                                             --------- ---------
                                                             $    100  $    100
                                                             ========= =========

          Current income tax expense relates to state-required minimum income tax payable.

          The net deferred income taxes in the accompanying balance sheets include the following amounts of deferred income tax assets and liabilities:

                                                               2002      2001
                                                             --------- ---------
          Deferred income tax assets:
            Net operating loss carryforward                  $ 27,900  $  1,300
            Organization costs disallowed                         100       300
            Contributions disallowed                              200         -
                                                             --------- ---------
                                                               28,200     1,600
            Valuation allowance                               (28,100)   (1,500)
                                                             --------- ---------
          Total deferred income tax assets                        100       100

          Less deferred income tax liabilities:
            Depreciation differences                              100       100
                                                             --------- ---------
          Total deferred income tax liabilities                   100       100
                                                             --------- ---------
          Net deferred income tax asset (liability)          $      -  $      -
                                                             ========= =========

          The federal net operating loss carryforwards expire beginnign in 2002.

                            OGDEN GOLF CO. CORPORATION
                           NOTES TO FINANCIAL STATEMENTS
                              June 30, 2002 and 2001


NOTE 10 - INCOME TAXES (CONTINUED)
          At June 30, 2002 and 2001, the Company's deferred tax assets are offset by a valuation allowance. In assessing the realization of deferred tax assets, management has considered whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management has considered the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on the projections for future taxable income over the periods that the deferred tax assets are deductible, management believes it is more likely that the Company will not realize the benefits of these deductible differences.

NOTE 11 -  LONG-TERM LIABILITIES

          The Company's long-term liabilities at June 30, 2002 and 2001 consist of the following:

                                                               2002      2001
                                                             --------- ---------
          Note to a bank, interest at 11.25%, due in
            monthly installments of $1,608,including
            interest, with a balloon payment due in
            September 2005, secured by property
            and equipment                                    $127,485  $136,071

          Less current portion of long-term liabilities        (9,441)   (4,127)
                                                             --------- ---------

          Long-term liabiliteis excluding current portion    $118,044  $131,944
                                                             ========= =========

          The scheduled maturities of long-term liabilities as of June 30, 2002 are as follows:

                                2003                                   $  9,441
                                2004                                     10,225
                                2005                                     11,074
                                2006                                     96,745
                                2007                                          -
                                Thereafter                                    -
                                                                       ---------
                                                                       $127,485
                                                                       =========

                            OGDEN GOLF CO. CORPORATION
                           NOTES TO FINANCIAL STATEMENTS
                              June 30, 2002 and 2001

NOTE 12 - STOCKHOLDERS' EQUITY
          During the year ended June 30, 2001 the Company issued 12,500 shares of common stock to an individual in exchange for a promise to receive future consideration totaling $2,500. The right to receive this future consideration is reflected as stock subscriptions receivable on the balance sheet. During 2002, the Company received full payment of this receivable.


NOTE 13 - EARNINGS PER SHARE
          The following table illustrates the annual computation of basic and diluted EPS for the years ended June 30, 2002 and 2001:

                                               Income       Shares     Per-Share
                                             (Numerator) (Denominator)  Amount
                                             ----------- ------------- ---------
              2002
          ------------
          Basic and diluted EPS
          Net loss available to
            common stockholders              $  (63,163) $   1,022,204 $  (0.06)
                                             =========== ============= =========

              2001
          ------------
          Basic and diluted EPS
          Net loss available to
            common stockholders              $  (73,874) $     761,320 $  (0.10)
                                             =========== ============= =========

NOTE 14 - ADVERTISING
          The amount charged to advertising expense for the years ended June 30, 2002 and 2001 totaled $4,813 and $2,618, respectively.

                                                                    Schedule 1
                            OGDEN GOLF CO. CORPORATION
                        GENERAL AND ADMINISTRATIVE EXPENSES
                      Years ended June 30, 2002 and 2001


                                                                2002      2001
                                                             --------- ---------
Accounting and Legal                                         $  12,528 $  12,795
Advertising                                                      4,813     2,618
Bad debts                                                            -       516
Bank charges                                                     3,263     2,180
Contributions                                                      530       300

Insurance                                                        1,472     1,661
Meals and entertainment                                              -       401
Miscellaneous                                                    2,635     2,458
Office supplies                                                    498     1,614
Payroll taxes                                                    3,120     4,166

Penalties                                                            9        21
Repairs and maintenance                                              -     1,122
Salaries                                                        39,808    47,750
Security                                                           325       269
Taxes and licenses                                                 793     1,150

Telephone                                                        2,156     3,665
Travel                                                             407     1,915
Utilities                                                        2,633     2,434
                                                             --------- ---------
                                      TOTAL GENERAL AND
                                ADMINISTRATIVE EXPENSES      $  74,990 $  87,035
                                                             ========= =========

Table of Contents
                                      Page
Prospectus Summary.......................2
Risk Factors.............................5      OGDEN GOLF CO. CORPORATION
Use of Proceeds.........................10
Dilution and Comparative Information....11
Market for Common Stock and Dividend
 Policy.................................13
Managements Discussion and Analysis.....14
Business of Ogden Golf Co. Corporation..18
Management..............................27          400,000 SHARES OF
Management Compensation.................28            COMMON STOCK
Principal Shareholders..................30
Description of Securities...............30        ____________________
Plan of Distribution....................34
Selling Shareholders....................39             PROSPECTUS
Certain Transactions....................41        ____________________
Legal Proceedings.......................42
Shares Eligible for Future Sale.........42
Experts.................................43
Legal Matters...........................44         ___________, 2004
Disclosure of Commission Position on
  Indemnification for Securities Act
  Liabilities...........................44
Where You Can Find More Information45
Financial Statements...................F-1


UNTIL ____________, 2003, ____ DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS THAT BUY, SELL OR TRADE THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAYBE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

     Sections 16-10a-901 through 909 of the Utah Revised Business Corporations Act empower a Utah corporation to indemnify officers, directors, employees and agents. Pursuant to this authorization, Ogden Golf Co. Corporation has adopted Bylaws which provide for indemnification.

     Article V of our Bylaws provide as follows:

     ss. 5.1. Indemnification of Directors ' 5.1. The corporation shall indemnify any individual made a party to a proceeding because he is or was a director of the corporation, against liability incurred in the proceeding, but only if the corporation has authorized the payment in accordance with ss. 16-10a-906 of the Utah Revised Business Corporation Act and a determination has been made in accordance with the procedures set forth in such ss. 16-10a-906 that the director met the standards of conduct in paragraph (a), (b) and (c) below.

      A.    Standard of Conduct.

      The individual shall demonstrate that:

          (1)  he conducted himself in good faith; and

          (2) he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests;

          (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     B. No Indemnification Permitted in Certain Circumstances. The Corporation shall not indemnify a director under this ss. 5.1 of Article V:

          (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

          (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     C. Indemnification in Derivative Actions Limited. Indemnification permitted under this ss. 5.1 of Article V in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     ss. 5.2. Advance Expenses for Directors' 5.2. If a determination is made, following the procedures of ' 16-10a-906 of the Utah Revised Business Corporation Act that the director has met the following requirements; and if an authorization of payment is made, following the procedures and standards set forth in ss. 16-10a-906, then unless otherwise provided in the Articles of Incorporation, the company shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

     (1) The director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in ss. 5.1 of this Article V.

     (2) the director furnishes the corporation a written undertaking, executed personally or on his belief, to repay the advance if it is ultimately determined that he did not meet the standard of conduct (which undertaking must be in unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment); and

     (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under ss. 5.1 of this
          Article V or under the Utah Revised Business Corporation Act.

     ss. 5.3. Indemnification of Officers, Agents, and Employees Who Are Not Directors' Unless otherwise provided in the Articles of Incorporation, the Board of Directors may indemnify and advance expenses to any officer, employee, or agent of the corporation, who is not a director of the corporation, to any extent consistent with public policy, as determined by the general or specific action of the Board of Directors.

     As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling the registrant, we have been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy and unenforceable. See section entitled "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

Item 25. Other Expenses of Issuance and Distribution

     We estimate that our expenses in connection with this registration statement will be as follows:

            Securities and Exchange Commission registration fee    $   426
            Legal fees and expenses                                 20,000
            Underwriters expense allowance                           2,000
            Accounting fees and expenses                             3,000
            Printing                                                 1,000
            Miscellaneous                                              574
                                                                   -------

                Total                                              $27,000

Item 26. Recent Sales of Unregistered Securities

     During the last three years, Ogden Golf Co. Corporation sold the securities listed below in unregistered transactions. Each of the sale was sold in reliance on the exemption provided for in Section 4(2) of the Securities Act of 1933, as amended. No underwriting fee or other compensation was paid in connection with the issuance of shares.
                                                                     Per Share
                                                                   Consideration
Name                                   Date        Shares Issued       Paid
----                                   ----        -------------       ----
Larsen, Paul                          5/10/00         500,000          $0.09
Scharmann, Mark A.                    6/30/00          50,000          $0.10
Knudson, David                        6/30/00          50,000          $0.10
Taylor, Elliott N.                    6/30/00          50,000          $0.10
Larsen, Paul                          10/11/00         50,000          $0.10
Lehmberg, David                       11/18/00         25,000          $0.20
Stagg, Niel                           5/3/01           25,000          $0.20
Scharmann, Stephen                    5/29/01          10,000          $0.25
Scharmann, Darrell L.                 2/21/01          20,000          $0.25
Larsen, Paul W.                       10/11/00        100,000          $0.10
Chapman Spira & Carson, LLC           6/15/01          12,500          $0.20
David Anthony Investments             6/15/01          12,500          $0.20
Witz, Barry                           6/15/01          12,500          $0.20
First Atlantis Trading Corp.          6/15/01          12,500          $0.20
Hyacinth Resources                    9/1/01           10,000          $0.20
Roycemore Corp.                       9/1/01           32,500          $0.25
Grilz, Richard                        10/9/01          10,000          $0.25
Kaminska, Curtis                      11/28/01         10,000          $0.25
OM Capital Corp.                      11/28/01         20,000          $0.25
Roycemore Corp.                       2/15/02          10,000          $0.25
Grilz, Bill                           2/15/02          10,000          $0.25
Yamashita, Betty Hong                 4/18/02           4,000          $0.25
Dolan, John W.                        4/18/02           4,000          $0.25
Marriott, Rodney G.                   4/18/02           4,000          $0.25
Hall, Wade D.                         5/31/02          10,000          $0.25
George, Lawrence E.                   5/31/02          10,000          $0.25
Hanley, Lori                          8/24/01          10,000          $0.20
Larsen, Paul                          1/30/02          10,000          $0.25
Scharmann, Mark A.                    2/20/02          10,000          $0.25
Roycemore Corp                        4/5/02           10,000          $0.25
Hyacinth Resources                    9/1/01            2,500          $0.20
Hanley, Lori                          8/24/01           2,500          $0.20
Petersen, Robert                      10/15/02         10,000          $0.20
Rubin, Mike                           10/18/02          5,000          $0.20
Warsinke, Michael                     10/18/02         12,500          $0.20
Maxfield, Brent                       10/18/02         10,000          $0.25

Richard S. Robinson                   2/7/03           25,000          $0.20
Rod H. Larsen                         2/7/03            5,000          $0.20
Dan C. Rich                           2/15/03           1,000          $0.20
Croft Investments                     2/7/03           25,000          $0.20
Cory Powers                           4/1/03           10,000          $0.20
                                                       ------
      Total                                         1,238,500

     In December 2002, the Company sold shares of its Series A Preferred Stock to the following:

Name                          Shares                      Consideration Paid
----                          ------                      ------------------
Hyacinth Resources            70,000                      $14,000.00
Mark A. Scharmann             20,000                        4,000.00
Northcliffe Consulting         5,000                      $ 1,000.00 in services
                              ------
      Total                   95,000


     There are a total of 33 shareholders of the Company of which 5 are officers and directors. The remaining shareholders are friends and relatives of the management of the Company. We have been informed by management, that shareholders met with company officers or directors prior to purchasing shares, were given the opportunity to ask questions, were given financial statements. Various risk factors were discussed. Because of the personal relationships shareholders had with officers and directors, officers and directors were familiar with the financial positions, investment background, professional backgrounds and educational backgrounds of the investors. No general solicitation was used in connection any offer or sale and no commission or other compensation was paid in connection with any sale.


     All purchasers represented in writing or orally that they acquired the securities for their own accounts. A resale legend has been provided for the stock certificates stating that the securities have not been registered under the Securities Act of 1933 and cannot be resold or otherwise transferred without registration or an exemption (such as that provided by Rule 144).

     No sales of securities, registered or unregistered, have been undertaken by the Company other than the issuances described above.

Item 27.  Exhibits.

     The following exhibits are filed as part of this registration statement. Exhibit numbers correspond to the exhibit requirements of Regulation S-B.

      Exhibit
      Number      Description
      -------     -----------
       1.1        Underwriting Agreement*
       1.2        Form of Escrow Agreement *
       1.3        Underwriter Warrant Agreement *
       1.4        Participating Dealers' Agreement *
       3.1        Articles of Incorporation *

       3.2        Amendment to Articles of Incorporation *
       3.3        Bylaws *
       4.1        Specimen common stock certificate *
       5.1        Opinion Regarding Legality and Consent - Cohne,
                   Rappaport & Segal
      10.1        Promissory Note - Barnes Bank *
      10.2        Business Loan Agreement *
      10.3        Security Agreement *
      21.1        Subsidiaries of Registrant *
      23.1        Consent of Wisan, Smith, Rocker & Prescott, LLP
      23.2        Consent of Spector & Wong
      24.1        Power of Attorney (Included on Signature Page) *
      99.1        Letter from previous accountant

            *     Previously filed.

Item 28.  Undertakings.

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (i) include any prospectus required by Section 10 (a) (3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) include any additional or changed material information with respect to the plan of distribution.

     2. That for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That for the purpose of determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4), or

497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

     Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issuer.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Ogden, State of Utah on March 4, 2004.

                                          OGDEN GOLF CO. CORPORATION

                                          By   /s/ Mark A. Scharmann

                                                Mark A. Scharmann
                                                President
                                                Principal Executive Officer
                                                Principal Accounting Officer

                                          By   /s/ Robert R. Peterson

                                                Robert R. Peterson
                                                Secretary/Treasurer
                                                Principal Financial Officer


     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Date                       Title                Signature

            March 4, 2004          President and       /s/ Mark A. Scharmann
                                    Director           Mark A. Scharmann

            March 4, 2004          Sec/Treas/and       /s/ Robert R. Petersen
                                    Director           Robert R. Petersen


            March 4, 2004          Vice President      /s/ Douglas P. Morris
                                    Director           Douglas P. Morris

            March 4, 2004          Director            /s/ Paul Larsen
                                                       Paul Larsen

            March 4, 2004          Director            /s/ Curtis Kaminska
                                                       Curtis Kaminska